UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

FORM S-1/A

AMENDMENT NO. 1 TO

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TURNPOINT MEDICAL DEVICES, INC
(Exact name of registrant as specified in its charter)

Delaware	3841	46-3504172
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation)	Classification Code Number)	Identification No.)

150 Allen Road, Ste. 305

Basking Ridge, NJ 07920

Tel. No.: (908) 605-0287

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John R. Toedtman

Chief Executive Officer

TurnPoint Medical Devices, Inc.

150 Allen Road, Ste. 305

Basking Ridge, NJ 07920

Tel. No.: (908) 605-0287

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee (5)
Common stock, par value $0.001 par value per share (“Common Stock”) (2)	6,679,776	$1.50	$10,019,664	$1,008.98
Common Stock issuable upon exercise of outstanding warrants (3)	841,375	1.75	1,472,406	148.27
Common Stock issuable upon exercise of outstanding warrants (4)	2,174,097	3.00	6,522,291	656.80

Total	9,695,248		$18,014,361	$1,814.05

(1) This registration statement covers the resale by our selling shareholders of up to 9,695,248 shares of Common Stock consisting of; (i) 6,679,776 shares of Common Stock previously issued to selling shareholders and; (ii) 3,015,472 shares of Common Stock underlying warrants issued previously to such selling shareholders (the “Warrants”). Pursuant to Rule 416 under the Securities Act of 1933, as amended, the shares being registered hereunder include such indeterminate number of shares of common stock, as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) The offering price has been estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(o) of the Securities Act. Our shares of Common Stock are not traded on any national exchange and in accordance with Rule 457(o) the offering price was determined by the price of the shares that were sold to some of our shareholders in a private placement. We intend to apply to have our shares of Common Stock quoted on one of the OTC marketplaces. Before our shares of Common Stock can be quoted on one of the OTC marketplaces, the Financial Industry Regulatory Authority (“FINRA”) needs to approve a Form 211 Application filed by a market maker. There can be no assurance that: (a) a market maker will agree to file the Form 211 Application; (b) FINRA will approve the Form 211 Application; or (c) our application to be quoted on one of the OTC marketplaces will be approved by OTC Markets Group Inc.

(3) This offering price per share of $1.75 is calculated based upon the price at which the Warrants or rights may be exercised pursuant to Rule 457(g)(1) of the Securities Act of 1933, as amended.

(4) This offering price per share of $3.00 is calculated based upon the price at which the Warrants or rights may be exercised pursuant to Rule 457(g)(1) of the Securities Act of 1933, as amended.

(5) The Registrant previously submitted $1,828.17 on the original filing of this registration statement filed on November 10, 2015.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH SECTION 8(a), MAY DETERMINE.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This preliminary prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	Subject to completion, dated August___, 2016

TURNPOINT MEDICAL DEVICES, INC.

PROSPECTUS

9,695,248 Shares of Common Stock

The selling shareholders named in this prospectus are offering all of the shares of Common Stock offered through this prospectus. The Common Stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section is shares of our Common Stock, $0.001 par value per share (the “Common Stock”), that have already been issued and are currently outstanding (6,679,776 shares) and shares of Common Stock underlying warrants issued previously to certain of such selling shareholders (3,015,472 shares). We will not receive any proceeds from the sale of the Common Stock covered by this prospectus.

Our Common Stock is presently not traded on any market or securities exchange. The selling shareholders have not engaged any underwriter in connection with the sale of their shares of Common Stock. We intend to apply to have our shares of Common Stock quoted on the OTCQB marketplace of OTC Link. Before our shares of Common Stock can be quoted on the OTCQB marketplace of OTC Link, the Financial Industry Regulatory Authority (“FINRA”) needs to approve a Form 211 Application filed a by a market maker. There can be no assurance that: (a) a market maker will agree to file the Form 211 Application; (b) the FINRA will approve the Form 211 Application; or (c) that our application to be quoted on the OTCQB marketplace of OTC Link will be approved by OTC Markets Group Inc. We have agreed to bear the expenses relating to the registration of the shares of the selling shareholders. The selling shareholders will sell the offered shares at a fixed price of $1.50 until our shares are quoted on the OTCQB and thereafter at prevailing market prices or privately negotiated prices. The fixed price of $1.50 has been determined as the selling price because selling shareholders who purchased shares outright from the Company purchased those shares at a price of $1.50.

We are an emerging growth company as that term is used in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and are subject to reduced public company reporting requirements.

Investing in our Common Stock involves a high degree of risk. Before buying any shares, you should carefully read the discussion of material risks of investing in our Common Stock in “Risk Factors” beginning on page 4 of this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ________, 2016

Please read this prospectus carefully. It describes our business, our financial condition and results of operations. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this prospectus. We have not authorized any other person to provide you with different information. This prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus.  This summary does not contain all the information that you should consider before investing in the Common Stock.  You should carefully read the entire prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “TurnPoint,” “TurnPoint Medical,” “Company,” “we,” “us” and “our” refer to TurnPoint Medical Devices, Inc. or any of its subsidiaries.

Overview

We are in the business of investing in and acquiring late stage development medical device technology and using such technology to produce a medical device that has market impact potential to affect positive change for users and the market through increased quality, safety and effectiveness.

In January 2015, we acquired from Leveraged Developments LLC of Portsmouth, NH (“LD”) the patent applications and other intellectual property related to the technology of a new type of infusion pump, known as the BreezeTM pump, for the purpose of finalizing the development of this device and obtaining FDA clearance in collaboration with LD. Prior to the acquisitions we made from LD in January 2015, the Company and LD were parties to that certain Point Medical, Inc. Leveraged Developments LLC License/Development/Intellectual Property and Collaboration Agreement Terms, dated March 28, 2014, which was superseded in its entirety by that certain Development Agreement entered into by the Company and LD, dated October 20, 2014 but effective as of March 26, 2014 (the “2014 Development Agreement”). At the same time the 2014 Development Agreement was entered into, the Company and LD also entered into that certain Research and Development Agreement, dated October 20, 2014, which set forth the relationship between the Company and LD following the completion of the tasks contemplated by the 2014 Development Agreement. Both agreements were amended by an “Amendment No.1 to the Development Agreement” and “Amendment No. 1 to Research and Development Agreement” dated January 28, 2015.

In January of 2015, we acquired the provisional patent applications and other intellectual property relating to a new type of infusion pump from LD. On May 22, 2014, LD submitted non-provisional patent applications, two for the United States and two for international markets. On May 17, 2016, the United States Patent and Trademark Office issued Patent No. 9,339,602 B2 to the Company for “Pneumatically coupled direct drive fluid control system and process”. All applications were part of the Company’s acquisition of LD’s intellectual properties relating to the new BreezeTM pump.

The Company believes that this new technology will revolutionize the infusion therapy market and deliver better patient care, provider practices and healthcare economics, and hopes that the new technology will reduce or eliminate many of the problems inherent in traditional infusion pump technology and designs, such as:

•	Mechanical and software design failures;

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•	Life-threatening failures;

•	Inaccurate drug delivery;

•	Infection, air-in-line and battery issues; and

•	Constant workflow interruptions.

We seek to obtain final FDA clearance and begin product shipments during the first quarter in 2017.

In order to finalize the development of the new type infusion pump, known as the BreezeTM pump, and submit this new pump for FDA clearance, the following tasks need to accomplished:

•	Completion of the user interface software;
•	Third party validation of testing the final BreezeTM pump;
•	Usability testing by intended users, such as nurses and patients;
•	Verification and validation of BreezeTM pump software; and
•	Final preparation of the submission to the FDA.

The Company expects to complete these tasks in the third quarter of 2016.

Company History

TurnPoint Medical Devices, Inc. (the “Company”) was incorporated as a Delaware corporation on August 23, 2013 under the name Point Medical, Inc. In February 2015, we changed our name to TurnPoint Medical Devices, Inc.

Where You Can Find Us

Our principal executive offices are located at 150 Allen Road, Ste. 305, Basking Ridge, New Jersey 07920. Our telephone number is (908) 605-0287. Our website is www.turnpointmedical.com

Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related MD&A;

●	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002;

●	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and

●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

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We have already taken advantage of these reduced reporting burdens in this prospectus, which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”) for complying with new or revised accounting standards. We have elected to use the extended transition period provided above and therefore our financial statements may not be comparable to companies that comply with public company effective dates.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our common stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

THE OFFERING

Securities Offered (1)	9,695,248 shares of Common Stock in the aggregate. Of the securities being offered, 6,679,776 shares of Common Stock are issued and outstanding and this number represents 68.26% of our current outstanding Common Stock. Of the securities being offered, 3,015,472 shares of Common Stock are subject to the exercise of Warrants granted by the Company and this number represents 66.78% of the shares of Common Stock that the Company has granted subject to the exercise of Warrants.

Common Stock Outstanding Before the Offering (2):	9,786,313

Common Stock Outstanding After the Offering (2):	9,786,313

Terms of the Offering:	The selling shareholders will determine when and how they will sell the Common Stock offered in this prospectus.

Termination of the Offering:	The offering will conclude upon the earliest of: (i) such time as all of the Common Stock has been sold pursuant to the registration statement of which this prospectus forms a part (the “Registration Statement”); or (ii) such time as all of the Common Stock becomes eligible for resale without volume limitations pursuant to Rule 144 under the Securities Act, or any other rule of similar effect.

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Market for Our Common Stock:	There is currently no market for our Common Stock and we cannot assure you that a market will develop. We intend to apply to have our shares of Common Stock quoted on the OTCQB marketplace of OTC Link. Before our shares of Common Stock can be quoted on the OTCQB marketplace of OTC Link, FINRA needs to approve a Form 211 Application filed a by a market maker. There can be no assurance that: (a) a market maker will agree to file the Form 211 Application; (b) the FINRA will approve the Form 211 Application; or (c) that our application to be quoted on the OTCQB marketplace of OTC Link will be approved by OTC Markets Group Inc.

Use of proceeds:	We are not selling any shares of the Common Stock covered by this prospectus. As such, we will not receive any of the offering proceeds from the registration of the shares of Common Stock covered by this prospectus.

Risk Factors:	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of their entire investment. See “Risk Factors” beginning on page 4.

(1) The percentages disclosed herein are based on 9,786,313 shares of Common Stock outstanding as of June 30, 2016 and 4,515,676 shares of Common Stock subject to warrants as of June 30, 2016.

(2) Does not include Common Stock underlying any outstanding warrants, convertible notes or options.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus, including in the documents incorporated by reference into this prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our Company and management’s expectations, hopes, beliefs, intentions or strategies regarding the future, including our financial condition, results of operations, and the expected impact of the offering on the parties’ individual and combined financial performance. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “will,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

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The forward-looking statements contained in this prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements.

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks described below together with the information contained in this prospectus, including our financial statements and the related notes appearing at the end of this prospectus. If any of the following occur, our business, financial condition, results of operations and future growth prospects could be materially adversely affected. In these circumstances, the price of our common stock could decline, and you may lose all of your investment.

Risks Related to Our Company

We have not assessed the effectiveness of our disclosure controls and procedures or our internal control over financial reporting and there are no assurances either of these are effective. If there is a material weakness in our disclosure controls and procedures or our internal control over financial reporting, there are no assurances that our financial statements will not contain errors which could require us to restate our financial statements.

Following the effectiveness of the registration statement of which this prospectus is part, we will be required to maintain “disclosure controls and procedures” as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934 and thereafter to report on a quarterly basis, in our quarterly and annual reports which we will file the SEC, our management’s conclusion regarding the effectiveness of our disclosure controls and procedures. In addition, we will report on the effectiveness of internal control over financial reporting in our annual report as we are required under the applicable SEC rules (i.e., in the second annual report we file after becoming subject to the reporting required under section 13(a) or 15(d) of the Securities Exchange Act of 1934). However, as we will in all likelihood be a smaller reporting company when we are first required to provide this report, we will be exempt from the auditor attestation requirements concerning our report at the time the first report is issued, and will remain exempt from those attestation requirements so long as we remain a smaller reporting company.

As we are not presently subject to these rules, our management has not conducted an assessment of the sufficiency of our disclosure controls and procedures for any period nor have we begun evaluating our internal control systems in order to allow our management to report on our internal control over financial reporting. Once our management undertakes these assessments and evaluations, there are no assurances our management will conclude that either our disclosure controls and procedures and/or our internal control over financial reporting are effective, and that there are not significant deficiencies and/or material weaknesses in either or both. A material weakness is a deficiency, or a combination of deficiencies, so that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. A significant deficiency is a deficiency, or a combination of deficiencies, that is less severe than a material weakness, yet important enough to merit attention by those responsible for oversight of our financial reporting. Since we do not conduct an assessment of the sufficiency of our disclosure controls and procedures, there are no assurances that our financial statements will not contain one or more errors as a result of a significant deficiency and/or material weakness in our disclosure controls and procedures. In the event we conduct an assessment of our disclosure controls and procedures and/or our internal control over financial reporting and identify significant deficiencies and/or material weaknesses, such significant deficiencies and/or material weaknesses could cause errors in our financial statement which may require us to restate those financial statements. If we cannot remediate these significant deficiencies and/or material weaknesses in a timely manner, or if we are required to restate our financial statements, investors and others may lose confidence in the reliability of our financial statements which would adversely impact our ability to grow our Company.

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We are a development stage company and have incurred significant losses since our inception and anticipate that we will continue to incur significant losses for the foreseeable future.

We are a development stage company with limited operating history. To date, we have focused primarily on investing in and acquiring late stage development medical device technology in the infusion therapy market. We have incurred significant net losses since our inception in August 2013, including a net loss of $3,359,027 for the year ended December 31, 2015.

We have devoted most of our financial resources to research and development of a new infusion pump and related accessories through Leveraged Developments LLC. To date, we have financed our operations exclusively through the sale of equity securities. The size of our future net losses will depend, in part, on the rate of future expenditures and our ability to generate revenues. To date, none of our technology or product candidates have been commercialized, and if our product candidates are not successfully developed or commercialized, or if revenues are insufficient, we will not achieve profitability and our business may fail. Even if we successfully obtain regulatory clearance, our revenues are also dependent upon the market acceptance of our technologies, the size of the market, and our ability to compete in the market.

We expect to continue to incur substantial and increased expenses as we expand our research and development activities. We also expect an increase in our expenses associated with creating additional infrastructure to support operations as a public company. As a result of the foregoing, we expect to continue to incur significant and increasing losses and negative cash flows for the foreseeable future.

We cannot assure you that our products will be safe or that there will not be product-related deaths, serious injuries or product malfunctions. Further, we are required under applicable law to report any circumstances relating to our medically approved products that could result in deaths or serious injuries. These circumstances could trigger recalls, class action lawsuits and other events that could cause us to incur expenses and may also limit our ability to generate revenues from such products.

We cannot assure you that our products will prove to be safe or that there will not be product-related deaths or serious injuries or product malfunctions, which could trigger recalls, class action lawsuits and other events that could cause us to incur significant expenses, limit our ability to market our products and generate revenues from such products or cause us reputational harm.

Under the FDC Act, we are required to submit medical device reports, or MDRs, to the FDA to report device-related deaths, serious injuries and malfunctions of medically approved products that could result in death or serious injury if they were to recur. Depending on their significance, MDRs could trigger events that could cause us to incur expenses and may also limit our ability to generate revenues from such products, such as the following:

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•	information contained in the MDRs could trigger FDA regulatory actions such as inspections, recalls and patient/physician notifications;

•	because the reports are publicly available, MDRs could become the basis for private lawsuits, including class actions; and

•	if we fail to submit a required MDR to the FDA, the FDA could take enforcement action against us.

If any of these events occur, then we could incur significant expenses and it could become more difficult for us to market and sell our products and to generate revenues from sales. Other countries may impose analogous reporting requirements that could cause us to incur expenses and may also limit our ability to generate revenues from sales of our products.

Product liability associated with the production, marketing and sale of our products, and/or the expense of defending against claims of product liability, could materially deplete our assets and generate negative publicity which could impair our reputation.

The production, marketing and sale of Large Volume Infusion Pumps and Intravenous Fluid Injection products have inherent risks of liability in the event of product failure or claim of harm caused by product operation. Furthermore, even meritless claims of product liability may be costly to defend against. Although we will have product liability insurance prior to market entry of our products, we may not be able to maintain or obtain this insurance on acceptable terms or at all. Because we may not be able to obtain insurance that provides us with adequate protection against all potential product liability claims, a successful claim in excess of our insurance coverage could materially deplete our assets. Moreover, even if we are able to obtain adequate insurance, any claim against us could generate negative publicity, which could impair our reputation and adversely affect the demand for our products, our ability to generate sales and our profitability.

Some of the agreements that we may enter into with manufacturers of our products and components of our products may require us:

•	to obtain product liability insurance; or

•	to indemnify manufacturers against liabilities resulting from the sale of our products.

Even if we are able to obtain and maintain product liability insurance, if a successful claim in excess of our insurance coverage is made, then we may have to indemnify some or all of our manufacturers for their losses, which could materially deplete our assets.

We face significant challenges in obtaining market acceptance of our products, which could adversely affect our potential sales and revenues.

We do not yet have an established market or customer base for our products. Acceptance of our products in the marketplace by both potential users, and potential purchasers, including hospitals, infusion clinics, ambulances and other health care and non-healthcare providers, is uncertain, and our failure to achieve sufficient market acceptance will significantly limit our ability to generate revenue and be profitable. Market acceptance will require substantial marketing efforts and the expenditure of significant funds by us to inform hospitals, infusion clinics, ambulances and other health care and non-healthcare providers of the benefits of using our products. We may encounter significant clinical and market resistance to our products and our products may never achieve market acceptance. We may not be able to build key relationships with physicians, clinical groups and government agencies, pursue or increase sales opportunities in Europe or elsewhere. Product orders may be cancelled, patients or customers currently using our products may cease to do so and patients or customers expected to begin using our products may not. Factors that may affect our ability to achieve acceptance of our products in the marketplace include whether:

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•	such products will be safe for use;

•	such products will be effective;

•	such products will be cost-effective;

•	we will be able to demonstrate product safety, efficacy and cost-effectiveness;

•	there are unexpected side effects, complications or other safety issues associated with such products; and

•	government or third party reimbursement for the cost of such products is available at reasonable rates, if at all.

Acceptance of our products in the marketplace is also uncertain, and our failure to achieve sufficient market acceptance and sell such products at competitive prices will limit our ability to generate revenue and be profitable. Our products and technologies may not achieve expected reliability, performance and endurance standards. Our products and technologies may also not achieve market acceptance, including among hospitals, or may not be deemed suitable for other commercial, military, industrial or retail applications.

If we are not able to successfully scale-up production of our products, then our sales and revenues will suffer.

In order to commercialize our products, we need to be able to produce them in a cost-effective way on a large scale to meet commercial demand, while maintaining extremely high standards for quality and reliability. The extent to which we fail to successfully commercialize our products will limit our ability to be profitable.

We expect to rely on a limited number of independent manufacturers to produce our products. Our manufacturers’ systems and procedures may not be adequate to support our operations and may not be able to achieve the rapid execution necessary to exploit the market for our products. Our manufacturers could experience manufacturing and control problems as they begin to scale-up our future manufacturing operations, if any, and we may not be able to scale-up manufacturing in a timely manner or at a commercially reasonable cost to enable production in sufficient quantities. If we experience any of these problems with respect to our manufacturers’ initial or future scale-ups of manufacturing operations, then we may not be able to have our products manufactured and delivered in a timely manner. Our products are new and evolving, and our manufacturers may encounter unforeseen difficulties in manufacturing them in commercial quantities or at all.

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If we cannot develop adequate distribution, customer service and technical support networks, then we may not be able to market and distribute our products effectively and/or customers may decide not to order our products. In either case, our sales and revenues will suffer.

Our strategy requires us to distribute our products and provide a significant amount of customer service and maintenance and other technical service. To provide these services, we have begun, and will need to continue, to develop a network of distribution and a staff of employees and independent contractors in each of the areas in which we intend to operate. We cannot assure that we will be able to organize and manage this network on a cost-effective basis. If we cannot effectively organize and manage this network, then it may be difficult for us to distribute our products and to provide competitive service and support to our customers, in which case customers may be unable, or decide not, to order our products and our sales and revenues will suffer.

We have limited experience selling our products to healthcare facilities, and we might be unsuccessful in increasing our sales.

Our business strategy depends in part on our ability to sell our products to hospitals and other healthcare facilities. We have limited experience with respect to sales and marketing. If we are unsuccessful at manufacturing, marketing and selling our products, our operations and potential revenues will be materially adversely affected.

We cannot sell our products, including certain modifications thereto, until we obtain the requisite regulatory approvals and clearances in the countries in which we intend to sell our products. If we fail to receive, or experience a significant delay in receiving, such approvals and clearances, then we may not be able to get our products to market and enhance our revenues.

Our business strategy depends in part on our ability to get our products into the market as quickly as possible. The Company is currently funding Leveraged Developments LLC (“LD”) to design, engineer, develop, optimize, test, initiate manufacturing and support the process of submitting for regulatory approvals and clearances for commercial marketing of new products. The regulatory approvals and clearance have not yet been obtained.

There is no assurance that any products developed by us or LD will be approved for marketing. The clearance and/or approval processes can be lengthy and uncertain and each requires substantial commitments of our financial resources and our management’s and LD’s time and effort. We may not be able to obtain FDA approval in the United States or CE marking in the European Union or regulatory approval or clearance for any of our products in a timely manner or at all. Even if we do obtain regulatory approval, approval may be only for limited uses with specific classes of patients, processes or other devices. Our failure to obtain, or delays in obtaining, the necessary regulatory clearance and/or approvals would prevent us from selling our affected products in the applicable regions. If we cannot sell some of our products in such regions, or if we are delayed in selling while waiting for the necessary clearance and/or approvals, our ability to generate revenues from these products will be limited.

We intend to market our products globally. CE Marking is a certification of products in the European Union indicating that the marked product meets the standards set by the European Union and can be sold in the jurisdiction. The application and approval process for a CE Mark is a long and arduous process and can take up to several months. We plan to complete the CE Mark certification process in 2016, but no sales in the European Union are presently in our forecast for 2016. Outside of the European Union, requirements pertaining to the sale of our products vary widely from country to country. Whether the CE Mark process or other country to country certification process, it may be very expensive and difficult for us to meet the requirements for the sale of our products in many countries. As a result, we may not be able to obtain the required approvals in a timely manner, if at all. If we cannot sell our products in a particular region, then the size of our potential market could be reduced, which would limit our potential sales and revenues.

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Significant additional governmental regulation could subject us to unanticipated delays which would adversely affect our sales and revenues.

Our business strategy depends in part on our ability to get our products into the market as quickly as possible. Additional laws and regulations, or changes to existing laws and regulations that are applicable to our business, may be enacted or promulgated, and the interpretation, application or enforcement of the existing laws and regulations may change. We cannot predict the nature of any future laws, regulations, interpretations, applications or enforcements or the specific effects any of these might have on our business. Any future laws, regulations, interpretations, applications or enforcements could delay or prevent regulatory approval or clearance of our products and our ability to market our products. Moreover, changes that result in our failure to comply with the requirements of applicable laws and regulations could result in the types of enforcement actions by the FDA and/or other agencies as described above, all of which could impair our ability to have manufactured and to sell the affected products.

Protecting our intellectual property in our technology through patents may be costly and ineffective. If we are not able to adequately secure or enforce protection of our intellectual property, then we may not be able to compete effectively and we may not be profitable.

Our future success depends in part on our ability to protect the intellectual property for our technology through patents. We will only be able to protect our products and methods from unauthorized use by third parties to the extent that our products and methods are covered by valid and enforceable patents or are effectively maintained as trade secrets. In January of 2015, we acquired the provisional patent applications and other intellectual property relating to a new type of infusion pump from LD. On May 22, 2014, LD submitted non-provisional patent applications, two for the United States and two for international markets. On May 17, 2016, the United States Patent and Trademark Office issued Patent No. 9,339,602 B2 to the Company for “Pneumatically coupled direct drive fluid control system and process”. All applications were part of the Company’s acquisition of LD’s intellectual properties relating to the new BreezeTM pump.

Other than the patents resulting from the patent applications acquired from LD, the Company does not currently have any other patents. As the Company develops new technology, the Company intends to file for patent protection as needed. Once the patents under the applications we acquired from LD are granted, they will expire at various times assuming they are properly maintained.

The protection provided by any patents granted to us and any future patent applications if issued, may not be broad enough to prevent competitors from introducing similar products into the market. The patents granted to us, if challenged or if we attempt to enforce them, may not necessarily be upheld by the courts of any jurisdiction. We are not aware of, and have no reason to believe that, our competitors have disclosed publications or been issued patents conflicting with our pending patent applications. However, similar patents relating to methods and devices for infusion may be issued to our competitors and others in the future. If any of those publications or patents conflict with the rights of any patents that may be granted to us, or cover our products, then any or all of any future patent applications could be rejected and any or all of the patents granted to us could be invalidated, either of which could materially adversely affect our competitive position.

Once our patent applications are granted, litigation and other proceedings relating to patent matters, whether initiated by us or a third party, can be expensive and time-consuming, regardless of whether the outcome is favorable to us, and may require the diversion of substantial financial, managerial and other resources. An adverse outcome could subject us to significant liabilities to third parties or require us to cease any related development, product sales or commercialization activities. In addition, if patents that contain dominating or conflicting claims have been or are subsequently issued to others and the claims of these patents are ultimately determined to be valid, then we may be required to obtain licenses under patents of others in order to develop, manufacture, use, import and/or sell our products. We may not be able to obtain licenses under any of these patents on terms acceptable to us, if at all. If we do not obtain these licenses, we could encounter delays in, or be prevented entirely from using, importing, developing, manufacturing, offering or selling any products or practicing any methods, or delivering any services requiring such licenses.

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If we file patent applications or obtain patents in foreign countries, we will be subject to laws and procedures that differ from those in the United States. Such differences could create additional uncertainty about the level and extent of our patent protection. Moreover, patent protection in foreign countries may be different from patent protection under U.S. laws and may not be as favorable to us. Many non-U.S. jurisdictions, for example, prohibit patent claims covering methods of medical treatment of humans, although this prohibition may not include devices used for such treatment.

If we are not able to secure and enforce protection of our trade secrets through enforcement of our confidentiality and non-competition agreements, then our competitors may gain access to our trade secrets, we may not be able to compete effectively and we may not be profitable. Such protection may be costly and ineffective.

We attempt to protect our trade secrets, including the processes, concepts, ideas and documentation associated with our technologies, through the use of confidentiality agreements and non-competition agreements with our President, Jerry Ruddle, and with other parties to whom we have divulged such trade secrets. If these individuals and other parties breach our confidentiality agreements and non-competition agreements, or if these agreements are not sufficient to protect our technology or are found to be unenforceable, then our competitors could acquire and use information that we consider to be our trade secrets and we may not be able to compete effectively. Policing unauthorized use of our trade secrets is difficult and expensive, particularly because of the global nature of our operations. The laws of other countries may not adequately protect our trade secrets.

If we are not able to maintain sufficient quality controls, then the approval or clearance of our products by the European Union, the FDA or other relevant authorities could be withdrawn, delayed or denied and our sales and revenues will suffer.

Approval or clearance of our products could be withdrawn, delayed or denied by the European Union, the FDA and the relevant authorities of other countries if our manufacturing facilities do not comply with their respective manufacturing requirements. The European Union imposes requirements on quality control systems of manufacturers, which are inspected and certified on a periodic basis and may be subject to additional unannounced inspections. Failure by our manufacturers to comply with these requirements could prevent us from marketing our products in the European Community. The FDA also imposes requirements through quality system requirements, or QSR, regulations, which include requirements for good manufacturing practices. Failure by our manufacturers to comply with these requirements could prevent us from obtaining clearance of our products from the FDA and European Union and from marketing such products in the United States or the European Union. Although the manufacturing facilities and processes that we will use to manufacture our BreezeTM Pump have not been inspected and certified by a worldwide testing and certification agency (also referred to as a notified body) that performs conformity assessments to European Union requirements for medical devices, they have been routinely inspected by the FDA. A “notified body” is a group accredited and monitored by governmental agencies that inspects manufacturing facilities and quality control systems at regular intervals and is authorized to carry out unannounced inspections. We cannot be sure that any of the facilities or processes we use will comply or continue to comply with their respective requirements on a timely basis or at all, which could delay or prevent our obtaining the approvals we need to market our products in the European Community and the United States.

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To market our products in the European Community, the United States and other countries, where approved, manufacturers of such products must continue to comply or ensure compliance with the relevant manufacturing requirements. Although we cannot control the manufacturers of our products, we may need to expend time, resources and effort in product manufacturing and quality control to assist with their continued compliance with these requirements. If violations of applicable requirements are noted during periodic inspections of the manufacturing facilities of our manufacturers or we fail to address issues raised by the FDA in these inspections, then we may not be able to continue to market the products manufactured in such facilities and our revenues may be materially adversely affected.

We rely on third-party developers, manufacturers and distributors, some of which are sole-source developers, manufacturers and distributors, to provide components for our products.

All of the components that go into the research and development, manufacture and distribution of our infusion therapy technology, products and accessories are performed by third-parties, and some of these components are provided by a single third party or by a third party that could potentially become a competitor. If we experience a significant disruption in the development of our technology and product, the manufacturing of our product or the distribution of our product our business could be materially and adversely affected. In addition, if we experience a significant increase in demand for our products, our third party manufacturer and distributor might not have the capacity or elect to meet our needs as they allocate resources to other customers. Our reliance on third party providers involves a number of additional risks, including risks related to: capacity constraints, price increases, timely delivery, component quality, failure to remain in business and adjust to market conditions, delays in, or the inability to execute on, product specifications and technologies, and natural disasters, fire, acts of terrorism or other catastrophic events.

Our future success is dependent, in part, on the performance and continued service of certain of our key executives.

The Company will be dependent on certain of its key executives for the foreseeable future. The loss of the services from any of them could have a material adverse effect on the operations and prospects of the Company. The Company has employment agreements with its chief executive officer and other key executives. Even though we have an employment agreement with our Chief Executive Officer and our Chief Financial Officer, we could not prevent these executives from terminating employment with us. The Company currently has “key man” life insurance on our Chief Executive Officer and on the principal member of Leveraged Developments LLC.

Risks Related to Our Common Stock

There is presently no trading market for our common stock and no assurance can be given that an active and liquid trading market will develop in the future. Accordingly, you may be unable to liquidate your shares quickly.

There is currently no market for our Common Stock and we cannot assure you that a market will develop. We intend to apply to have our shares of Common Stock quoted on the OTCQB marketplace of OTC Link. Before our shares of Common Stock can be quoted on the OTCQB marketplace of OTC Link, FINRA needs to approve a Form 211 Application filed a by a market maker. There can be no assurance that: (a) a market maker will agree to file the Form 211 Application; (b) the FINRA will approve the Form 211 Application; or (c) that our application to be quoted on the OTCQB marketplace of OTC Link will be approved by OTC Markets Group Inc. Even if we are able to have our Common Stock become quoted in the over-the-counter market, an active trading market for our Common Stock may not develop in the future due to a number of other factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned and viable. Once our Common Stock is listed or quoted on an active trading market, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales. We cannot give you any assurance that an active public trading market for our shares of Common Stock will develop or be sustained. You may not be able to liquidate your shares quickly or at the market price if trading in our Common Stock is not active.

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The offering price of some of the shares the Common Stock was determined based on the price of the shares that were sold to some of our shareholders in a private placement, and therefore should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to our actual value, and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering price of $1.50 per share for 6,679,776 shares of Common Stock was determined based on the price of the shares that were most recently sold to some of our shareholders in a private placement. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

The offering price of some of the shares the Common Stock was determined based on the exercise price of the shares that are subject to Warrants granted to some of the shareholders, and therefore should not be used as an indicator of the future market price of the securities. Therefore, the offering price bears no relationship to our actual value, and may make our shares difficult to sell.

Since our shares are not listed or quoted on any exchange or quotation system, the offering prices of $1.75 per share for 841,375 shares of Common Stock and $3.00 per share for 2,174,097 shares of Common Stock was determined based on the exercise price of shares that are subject to Warrants granted to some of our shareholders. The facts considered in determining the exercise price were our financial condition and prospects, our limited operating history and the general condition of the securities market. The offering price bears no relationship to the book value, assets or earnings of our company or any other recognized criteria of value. The offering price should not be regarded as an indicator of the future market price of the securities.

Our Common Stock could be further diluted as a result of the issuance of additional shares of Common Stock, warrants or options.

In the past we have issued Common Stock and warrants in order to raise money. We have also issued stock options and restricted stock as compensation for services and incentive compensation for our employees, directors and consultants. We have shares of Common Stock reserved for issuance upon the exercise of certain of these securities and may increase the shares reserved for these purposes in the future. Our issuance of additional Common Stock, convertible securities, options and warrants could affect the rights of our stockholders, could reduce the market price of our Common Stock or could result in adjustments to exercise prices of outstanding warrants (resulting in these securities becoming exercisable for, as the case may be, a greater number of shares of our Common Stock), or could obligate us to issue additional shares of Common Stock.

13

Market sales of large amounts of our Common Stock, or the potential for those sales even if they do not actually occur, may have the effect of depressing the market price of our Common Stock, the supply of Common Stock available for resale could be increased which could stimulate trading activity and cause the market price of our Common Stock to drop, even if our business is doing well. Furthermore, the issuance of any additional shares of our Common Stock or securities convertible into our Common Stock could be substantially dilutive to holders of our Common Stock if they do not invest in future offerings.

We have never paid dividends and do not intend to pay cash dividends.

We have never paid dividends on our Common Stock and currently do not anticipate paying cash dividends on our Common Stock for the foreseeable future. Consequently, any returns on an investment in our Common Stock in the foreseeable future will have to come from an increase in the value of the stock itself. As noted above, the lack of an active trading market for our Common Stock will make it difficult to value and sell our Common Stock. While our dividend policy will be based on the operating results and capital needs of our business, it is anticipated that all earnings, if any, will be retained to finance our future operations.

Because we may be subject to the “penny stock” rules, you may have difficulty in selling our Common Stock.

Our Common Stock may be subject to regulations of the SEC relating to the market for penny stocks. Penny stock, as defined by the Penny Stock Reform Act, is any equity security not traded on a national securities exchange that has a market price of less than $5.00 per share. The penny stock regulations generally require that a disclosure schedule explaining the penny stock market and the risks associated therewith be delivered to purchasers of penny stocks and impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors. The broker-dealer must make a suitability determination for each purchaser and receive the purchaser’s written agreement prior to the sale. In addition, the broker-dealer must make certain mandated disclosures, including the actual sale or purchase price and actual bid offer quotations, as well as the compensation to be received by the broker-dealer and certain associated persons. The regulations applicable to penny stocks may severely affect the market liquidity for your Common Stock and could limit your ability to sell your securities in the secondary market.

As a smaller reporting company with little or no name recognition and with several risks and uncertainties that could impair our business operations, we are not likely to generate widespread interest in our Common Stock. Without widespread interest in our Common Stock, our Common Stock price may be highly volatile and an investment in our Common Stock could decline in value.

Unlike many companies with publicly traded securities, we have little or no name recognition in the investment community. We are a relatively new company and very few investors are familiar with either our company, our technology or our products. We do not have an active trading market in our Common Stock, and one might never develop, or if it does develop, might not continue.

Additionally, the market price of our Common Stock may fluctuate significantly in response to many factors, many of which are beyond our control. Risks and uncertainties, including those described elsewhere in this “Risk Factors” section could impair our business operations or otherwise cause our operating results or prospects to be below expectations of investors and market analysts, which could adversely affect the market price of our Common Stock. As a result, investors in our Common Stock may not be able to resell their shares at or above their purchase price and could lose all of their investment.

14

Securities class action litigation is often brought against public companies following periods of volatility in the market price of such company’s securities. We may become subject to this type of litigation in the future. Litigation of this type could be extremely expensive and divert management’s attention and resources from running our company.

Our directors and executive officers control a significant portion of our stock and, if they choose to vote together, could have sufficient voting power to control the vote on substantially all corporate matters.

As of June 30, 2016, our directors, executive officers and four largest shareholders beneficially owned approximately 62% of our outstanding Common Stock. As a result of this ownership, directors, executive officers and four largest shareholders have the ability to exert significant influence over our policies and affairs, including the election of directors. Whether acting alone or acting with other stockholders, our directors, executive officers and four largest shareholders, could have the power to elect all of our directors and to control the vote on substantially all other corporate matters without the approval of other stockholders. Furthermore, such concentration of voting power could enable our directors, executive officers and four largest shareholders, whether acting alone or acting with other stockholders, to delay or prevent another party from taking control of our company even where such change of control transaction might be desirable to other stockholders. The interests of our directors, executive officers and four largest shareholders in any matter put before the stockholders may differ from those of any other stockholder.

We may be exempt from the reporting obligations pursuant to Section 15(d) of the securities exchange act and therefore may not have to provide investors with periodic reports as may be required pursuant to Section 13 of the securities exchange act, following the form 10K required for the fiscal year in which our registration statement is effective.

The requirement for an issuer that has filed a registration statement to file pursuant to Section 15(d) of the Securities Exchange Act is suspended for any fiscal year, except for the fiscal year in which such registration statement becomes effective, if, at the beginning of the fiscal year, the issuer has fewer than 300 shareholders. We currently have fewer than 300 shareholders and expect to maintain a fewer than 300 shareholder base. If we do continue to have fewer than 300 shareholders, we will be exempt from the filing requirements as required pursuant to Section 13 of the Securities Exchange Act and will not be required to file any periodic reports, including Form 10Q and 10K filings, with the SEC subsequent to the Form 10K required for the fiscal year in which our registration statement is effective. Further, disclosures in our Form 10K that we will be required to file for the fiscal year in which our registration statement is effective, is less extensive than the disclosures required of fully reporting companies. Specifically, we are not subject to disclose in our Form 10K risk factors, unresolved staff comments, or selected financial data, pursuant to Items 1A, 1B, 6, respectively.

Until we register a class of our securities under Section 12 of the securities exchange act of 1934 (“Exchange Act”), we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act.

Until such time as we register a class of our securities under Section 12 of the Securities Exchange Act of 1934, we will only be subject to the periodic reporting obligations imposed by Section 15(d) of the Exchange Act. Accordingly, we will not be subject to the proxy rules, Section 16 short-swing profit provisions, beneficial ownership reporting, the bulk of the tender offer rules and the reporting requirements of Section 13 of the Exchange Act.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the selling shareholders. All of the net proceeds from the sale of our Common Stock will go to the selling shareholders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution”.  We have agreed to bear the expenses relating to the registration of the Common Stock for the selling shareholders.

15

DETERMINATION OF OFFERING PRICE

Since our Common Stock is not listed or quoted on any exchange or quotation system, the offering price of the shares of Common Stock was determined by the price of the Common Stock that was sold to some of our shareholders pursuant to an exemption under Section 4(2) of the Securities Act of 1933 and Rule 506 of Regulation D promulgated under the Securities Act of 1933.

The offering price of the shares of our Common Stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

There is currently no market for our Common Stock and we cannot assure you that a market will develop. We intend to apply to have our shares of Common Stock quoted on the OTCQB marketplace of OTC Link. Before our shares of Common Stock can be quoted on the OTCQB marketplace of OTC Link, FINRA needs to approve a Form 211 Application filed a by a market maker. There can be no assurance that: (a) a market maker will agree to file the Form 211 Application; (b) the FINRA will approve the Form 211 Application; or (c) that our application to be quoted on the OTCQB marketplace of OTC Link will be approved by OTC Markets Group Inc.

In addition, there is no assurance that our Common Stock will trade at market prices in excess of the initial offering price as prices for the Common Stock in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the depth and liquidity.

DILUTION

The shares Common Stock to be sold by the selling shareholders as provided in the “Selling Security Holders” section are shares of Common Stock that are currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SHAREHOLDERS

The shares of Common Stock being offered for resale by the selling shareholders consist of 9,695,248 shares in the aggregate, which includes 6,679,776 shares of Common Stock issued to the selling shareholders and 3,015,472 shares of Common Stock that are subject to the exercise of Warrants which were granted by the Company to the selling shareholders.

The following table sets forth the names of the selling shareholders, the number of shares of Common Stock beneficially owned by each of the selling shareholders as of June 30, 2016 and the number of shares of Common Stock being offered by the selling shareholders. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days through an exercise of stock options or Warrants. Unless otherwise indicated, voting and investment power relating to the shares shown in the table for our directors and executive officers is exercised solely by the beneficial owner or shared by the owner and the owner’s spouse or children.

16

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person has the right to acquire within 60 days of June 30, 2016. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of June 30, 2016 is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. Unless otherwise specified, the address of each of the persons set forth below is care of the company at the address of: 150 Allen Road, Ste. 305, Basking Ridge, NJ 07920.

The shares being offered hereby are being registered to permit public secondary trading, and the selling shareholders may offer all or part of the shares for resale from time to time. However, the selling shareholders are under no obligation to sell all or any portion of such shares nor are the selling shareholders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the selling shareholders.

				Common Stock
		Prior to the offering		After the offering
Selling Security Holder	Number of Shares of Common Stock Beneficially Owned	Percentage of Common Stock (1)	Shares being Offered	Number of Shares of common Stock Beneficially Owned	Percentage of Common Stock (1)
Abbott, Timothy F. (2)	67,816	*	67,816	0	0%
Acker, Michael (3)	416,666	4.17%	416,666	0	0%
Adec Private Equity Investments LLC (4)	1,969,501	18.87%	1,969,501	0	0%
Albanese, Anthony J. (5)	54,532	*	54,532	0	0%
Allan J. Weiss (6)	18,000	*	18,000	0	0%
Amy Mitchell (7)	22,500	*	22,500	0	0%
Artzerounian, David E. (8)	20,000	*	20,000	0	0%
Bakst, Alan (9)	16,667	*	16,667	0	0%
Beggin, Brendan and Stacy (10)	35,000	*	35,000	0	0%
Berkel, Jan Hendrick (11)	10,000	*	10,000	0	0%
Charrington Partners, LLC (12)	66,666	*	66,666	0	0%
Chinnery, Maya (13)	13,558	*	13,558	0	0%
Chinnery, Thomasin (14)	13,534	*	13,534	0	0%
Chinnery, Thomasin, Cust.UGMA Livia Chinnery	7,500	*	7,500	0	0%
Chinnery, Thomasin, Cust.UGMA Maya Chinnery	7,500	*	7,500	0	0%

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Cohen, Eliahou & Levy, Orlie (15)	33,333	*	33,333	0	0%
Cohen, Meyer & Laura (16)	33,334	*	33,334	0	0%
Cohen, Stewart (17)	23,334	*	23,334	0	0%
Danielle Ross (18)	5,000	*	5,000	0	0%
Danielle, Ross, Cust.UGMA Benjamin R. Ross	5,000	*	5,000	0	0%
Danielle Ross, Cust.UGMA Charles X. Ross	5,000	*	5,000	0	0%
Darian Toedtman (19)	15,000	*	15,000	0	0%
DHD, LLC (20)	70,568	*	70,568	0	0%
Ebrahimzadeh, Atabak (21)	10,000	*	10,000	0	0%
Ebrahimzadeh, Babak (22)	5,000	*	5,000	0	0%
Edward, Roderic D. (23)	5,300	*	5,300	0	0%
Ely, Mark H & Nava (24)	133,334	1.36%	133,334	0	0%
Friedman, Mitchell N. (25)	67,000	*	67,000	0	0%
Goldberg, Efrem (26)	30,000	*	30,000	0	0%
Hamburger, Rosemary (27)	33,333	*	33,333	0	0%
Horizon Kinetics, LLC (28)	166,667	1.70%	166,667	0	0%
Ishbia, Justin (29)	33,334	*	33,334	0	0%
Johnson, Richard S. (30)	68,300	*	68,300	0	0%
Kay, David J & Sharona D (31)	66,667	*	66,667	0	0%
Kennerley, Michael and Kathleen (32)	53,860	*	53,860	0	0%
Klaube, Andreas (33)	50,000	*	50,000	0	0%
Klaube, Christopher (34)	50,000	*	50,000	0	0%
Lakian, John (35)	50,000	*	50,000	0	0%
Landmark Pegasus, Inc. (36)	5,000	*	5,000	0	0%
Leveraged Developments LLC (37)	120,977	1.24%	120,977	0	0%
Levy Mizrahi, Juda (38)	16,667	*	16,667	0	0%
Maiefski, Thomas K. & Donna E. (39)	250,000	2.55%	250,000	0	0%
Mark L. Winkler Enterprises LLC (40)	1,666,860	16.00%	1,666,860	0	0%

18

Marshall, Richard Howard (41)	10,000	*	10,000	0	0%
Melian, David (42)	67,752	*	67,752	0	0%
Millennium Trust (43)	136,842	1.39%	136,842	0	0%
Moseres, Nestor (44)	25,000	*	25,000	0	0%
Muldoon, Gregory (45)	166,667	1.70%	166,667	0	0%
Mulvihill, James and Brenda (46)	16,667	*	16,667	0	0%
O’Mara, Mary (47)	68,420	*	68,420	0	0%
O'Mara. Robert (48)	88,420	*	88,420	0	0%
Perlman, Richard (49)	656,574	6.52%	656,574	0	0%
Petrizzi, Jeffrey M. (50)	40,000	*	40,000	0	0%
Poller, Edward (51)	16,667	*	16,667	0	0%
Richard S Johnson Trust (52)	20,000	*	20,000	0	0%
Rude, Claus (53)	5,000	*	5,000	0	0%
Rudensky, Daniel (54)	33,334	*	33,334	0	0%
Tobias, Stephen Leslie (55)	26,667	*	26,667	0	0%
Vieten, Brian (56)	10,000	*	10,000	0	0%
Vieten, Jeannine (57)	10,000	*	10,000	0	0%
Vieten, Michael J. (58)	1,271,834	12.19%	1,271,834	0	0%
Vieten, Thomas (59)	20,000	*	20,000	0	0%
Visceglia, Mary (60)	7,500	*	7,500	0	0%
Almaguer, Fabian Michel Cantu (61)	4,000	*	4,000	0	0%
Browne, Irene (62)	6,654	*	6,654	0	0%
Carayannis, Myriam (63)	13,200	*	13,200	0	0%
DelCampo, Nicholas and Cynthia (64)	66,667	*	66,667	0	0%
Donohoe, Edgar (65)	13,333	*	13,333	0	0%
Erhardt, Koert (66)	33,298	*	33,298	0	0%
Gelbfish, Gary (67)	579,168	5.86%	579,168	0	0%
Goff, W. Marvin and Kathryn V. (68)	10,000	*	10,000	0	0%
Gosnell, C. Hunter (69)	20,000	*	20,000	0	0%
Gosnell, John M. (70)	20,000	*	20,000	0	0%
Gosnell, John W. (71)	80,000	*	80,000	0	0%
Hurwitz, Lyle K. and Mandy L. (72)	16,667	*	16,667	0	0%
Lugg, Herbert Kenneth Michael (73)	2,335	*	2,335	0	0%
Marcus, Ralph E. (74)	10,000	*	10,000	0	0%
MMB Investments LLC (75)	66,667	*	66,667	0	0%

19

Moutady, Joshua (76)	3,300	*	3,300	0	0%
Pendell, Peter (77)	4,000	*	4,000	0	0%
Pribyl, David G. and Mary K. (78)	75,000	*	75,000	0	0%
Putman, James (79)	15,000	*	15,000	0	0%
Richard R Lury TTE Rev.Trst dd 2/17/16 (80)	16,667	*	16,667	0	0%
Saparzadeh, Sharona (81)	5,000	*	5,000	0	0%
Shea, Doris (82)	10,000	*	10,000	0	0%
Thompson, Jeffery S. & Julie A (83)	20,000	*	20,000	0	0%
Vieten, Bonnie (84)	2,000	*	2,000	0	0%
Vieten, Matthew (85)	2,000	*	2,000	0	0%
Vieten, Michael C. (86)	10,000	*	10,000	0	0%
WIT Ventures Ltd. (87)	40,000	*	40,000	0	0%
Wolff, Manfred A. (88)	6,640	*	6,640	0	0%
Levy, Orlie & Cihen, Eliahou (89)	34,000	*	34,000	0	0%
Total:	9,695,248	-	9.695,248	0	0%

*Less than one percent

(1) Percentage of Common Stock was determined based on a fraction, the numerator of which is the number of shares of Common Stock beneficially owned, including any shares of common stock that such person has the right to acquire within 60 days of June 30, 2016.

(2) Of these 67,816 shares, 21,408 shares are Common Stock and 46,408 shares are shares of Common Stock underlying the Warrants. 21,408 shares of Common Stock and a Warrant to purchase 21,408 shares of Common Stock at an exercise price of $3.00 per share were acquired on October 10, 2014 upon exercise of an option to convert principal at the rate of $1.25 per share and warrant and interest under a promissory note issued by the Company to such holder.

(3) Of these 416,666 shares, 208,333 shares are Common Stock and 208,333 shares are shares of Common Stock underlying the Warrants. 208,333 shares of Common Stock and a Warrant to purchase 208,333 shares of Common Stock at an exercise price of $3.00 were purchased on September 29, 2014 for $1.20 per unit (i.e., one share of Common Stock and one share underlying the Warrant) in a private placement offering and pursuant to a subscription agreement.

(4) Of these 1,969,501 shares, 1,316,000 shares are Common Stock and 653,501 shares are shares of Common Stock underlying the Warrants. Burke Ross has voting and dispositive power over shares held by Adec Private Equity Investments LLC. The shares and shares subject to Warrants were acquired as follows (i) 169,334 shares of Common Stock and a Warrant to purchase 169,334 shares of Common Stock at an exercise price of $3.00 per share were acquired on October 10, 2014 upon exercise of an option to convert principal at the rate of $1.25 per share and warrant and interest under a promissory note issued by the Company to such holder, (ii) 400,000 shares of Common Stock were purchased on March 27, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement, (iii) 80,000 shares and warrants for the same were purchased from Strategy Advisors, LLC on November 3, 2014 at $1.20 per unit and the warrant is exercisable at $3.00 per share, (iv) 100,000 shares and warrants for the same were purchased from Strategy Advisors, LLC on March 26, 2015 at $1.20 per unit and the warrant is exercisable at $3.00 per share, (v) 333,333 shares of Common Stock purchased on November 12, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement, (vi) 208,333 shares of Common Stock and a Warrant to purchase 104,167 shares of Common Stock at an exercise price of $3.00 were purchased on April 29, 2016 for $1.20 per share in a private placement offering and pursuant to a subscription agreement, and (vii) 25,000 were issued as incentive shares.

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(5) Of these 54,532 shares, 17,266 shares are Common Stock and 37,266 shares are shares of Common Stock underlying the Warrants. 17,266 shares of Common Stock and a Warrant to purchase 17,266 shares of Common Stock at an exercise price of $3.00 per share were acquired on October 10, 2014 upon exercise of an option to convert principal at the rate of $1.25 per share and warrant and interest under a promissory note issued by the Company to such holder.

(6) These shares are held in the Allan J. Weiss Revocable Trust and Allan J. Weiss, as trustee, is the natural person with voting and investment power over the securities. These shares of Common Stock were purchased on March 23, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(7) Amy Mitchell is the trustee of the Amy Mitchell TTE, Liam P. Mitchell Trust, Amy Mitchell TTE, Meredith P. Mitchell Trust and Amy Mitchell TTE, Tamblyn C. Mitchell Trust, each of which holds 7,500 shares. These shares were acquired through a transfer made by John Toedtman on August 24, 2013 of shares he owned directly to the trusts. Amy Mitchell is the natural person with voting and investment power over the securities.

(8) 20,000 shares of Common Stock were purchased on July 13, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(9) 16,667 shares were purchased from Strategy Advisors, LLC on August 3, 2014 at $1.50 per share.

(10) 35,000 shares of Common Stock were purchased on June 15, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(11) 10,000 shares of Common Stock were purchased on August 4, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(12) Justin Ishbia has voting and dispositive power over shares held by Charrington Partners, LLC. 66,666 shares of Common Stock were purchased on April 9, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(13) Of these 13,558 shares, Maya Chinnery directly holds 4,279 shares in Common Stock and 9,279 shares in shares of Common Stock underlying the Warrants. 4,279 shares of Common Stock and a Warrant to purchase 4,279 shares of Common Stock at an exercise price of $3.00 per share were acquired on October 10, 2014 upon exercise of an option to convert principal at the rate of $1.25 per share and warrant and interest under a promissory note issued by the Company to such holder.

(14) Thomasin Chinnery is custodian of UGMA accounts maintained for the benefit of each of Maya Chinnery and Livia Chinnery and is the natural person with voting and investment power over the securities held in such accounts. Mr. Chinnery is also the father to Maya and Livia. Mr. Chinnery holds 13,534 shares directly as follows: 4,267 shares in Common Stock and 9,267 shares in shares of Common Stock underlying the Warrants. 4,267 shares of Common Stock and a Warrant to purchase 4,267 shares of Common Stock at an exercise price of $3.00 per share were acquired on October 10, 2014 upon exercise of an option to convert principal at the rate of $1.25 per share and warrant and interest under a promissory note issued by the Company to such holder. Mr. Chinnery holds 28,558 shares beneficially as follows: (1) 13,558 shares held directly by Maya Chinnery consisting of 4,279 shares in Common Stock and 9,279 shares in shares of Common Stock underlying the Warrants and (3) 7,500 held by each of the UGMA accounts for Maya and Livia, which were acquired through a transfer made by John Toedtman on August 24, 2013 of shares he owned directly to these UGMA accounts.

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(15) 33,333 shares of Common Stock were purchased on June 8, 2015 from Strategy Advisors, LLC for $1.50 per share.

(16) 16,667 shares of Common Stock were purchased on April 7, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement. The 16,667 shares were acquired on July 17, 2015 in a private transaction with a third party.

(17) 16,667 shares of Common Stock were purchased on July 23, 2015 for $1.50 per share and 6,667 shares of Common Stock were purchased on January 15, 2016 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(18) Danielle Ross is the custodian of UGMA accounts maintained for the benefit of each of Benjamin R. Ross and Charles X. Ross and is the natural person with voting and investment power over the securities held in such accounts. Ms. Ross is also the mother to Benjamin and Charles. Ms. Ross holds 5,000 shares directly, which were transferred to Mr. Ross by Mr. Toedtman and each of the UGMA accounts for Benjamin and Charles holds 5,000 shares.

(19) Darian Toedtman is the custodian of UGMA accounts maintained for the benefit of each of Julian R. Toedtman and Yannick A. Toedtman and is the natural person with voting and investment power over the securities held in such accounts. Mr. Toedtman is the father to Julian and Yannick and does not own any shares outright. Each of the UGMA accounts for Julian and Yannick holds 7,500 shares. These shares were acquired through a transfer made by John Toedtman on August 24, 2013 of shares he owned directly to the UGMA accounts for Julian and Yannick.

(20) Daryl Alterwitz has voting and dispositive power over shares held by DHD, LLC. Of these 70,568 shares, 49,735 shares are Common Stock and 20,833 shares are shares of Common Stock underlying the Warrants. 28,902 shares were purchased on July 25, 2014 for $0.865 per share in a private placement offering and pursuant to a subscription agreement. 20,833 shares of Common Stock and a Warrant to purchase 20,833 shares of Common Stock at an exercise price of $1.20 were purchased on September 29, 2014 for $1.20 per unit (i.e., one share of Common Stock and one share underlying the Warrant) in a private placement offering and pursuant to a subscription agreement.

(21) 10,000 shares of Common Stock were purchased on August 4, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(22) 5,000 shares of Common Stock were purchased on August 4, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(23) 5,300 shares of Common Stock were purchased on August 31, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(24) 66,667 shares of Common Stock were purchased on March 16, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement. 33,333 shares of Common Stock were purchased from Strategy Advisors, LLC on July 29, 2015 at $1.50 per share. 33,334 shares of Common Stock were purchased on February 4, 2016 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

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(25) 67,000 shares of Common Stock were purchased on April 7, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(26) 30,000 shares of Common Stock were purchased on April 22, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(27) 33,333 shares of Common Stock were purchased on April 28, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(28) Hugh Ross has voting and dispositive power over shares held by Horizon Kinetics, LLC. These shares were purchased on December 18, 2014 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(29) 33,334 shares of Common Stock were purchased on April 10, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(30) Of these 68,300 shares, 21,650 shares are Common Stock owned directly by Richard S. Johnson, and 46,650 shares are shares of Common Stock underlying the Warrants held directly by Richard S. Johnson The shares and 21,650 Warrants were issued to Mr. Johnson on December 22, 2014 upon exercise of an option to convert principal and interest under a promissory note issued by the Company to him. 25,000 Warrants were issued to Mr. Johnson on April 4, 2014 as an incentive to enter into this promissory note transaction. In addition to the afore mentioned 68,300 shares, 20,000 shares are held by the Richard S. Johnson Trust (see footnote 52). Mr. Johnson, as trustee, is the natural person with voting and investment power over the securities held in such trust.

(31) 66,667 shares of Common Stock were purchased on March 23, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(32) Of these 53,860 shares, 16,930 shares are Common Stock and 36,930 shares are shares of Common Stock underlying the Warrants. 16,930 shares of Common Stock and a Warrant to purchase 16,930 shares of Common Stock at an exercise price of $3.00 per share were acquired on October 10, 2014 upon exercise of an option to convert principal and interest under a promissory note issued by the Company to such holder.

(33) 50,000 shares were acquired by holder through a transfer of 50,000 shares made by Joerg Klaube on August 25, 2013. Joerg Klaube is not deemed a beneficial owner of these shares.

(34) 50,000 shares were acquired by holder through a transfer of 50,000 shares made by Joerg Klaube on August 25, 2013. Joerg Klaube is not deemed a beneficial owner of these shares.

(35) All 50,000 shares held are shares of Common Stock underlying the Warrants. The Warrants were issued on April 10, 2015 in exchange for a waiver of $3,000 of payments due by the Company and the exercise price for such Warrants is $3.00.

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(36) John Moroney has voting and dispositive power over shares held by Landmark Pegasus, Inc. 5,000 shares were transferred from Annette Toedtman to Landmark.

(37) Jeffrey Carlisle has voting and dispositive power over shares held by Leveraged Developments LLC (“LD”). 120,997 shares were issued as payment of the purchase price pursuant to the Asset Agreement entered into between the Company and LD.

(38) 16,667 shares of Common Stock were purchased on April 29, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(39) 150,000 shares of Common Stock were purchased on April 7, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement. 100,000 shares of Common Stock were purchased on February 22, 2016 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(40) Of these 1,666,860 shares, 1,037,693 shares are Common Stock and 629,167 shares are shares of Common Stock underlying the Warrants. 433,526 shares of Common Stock were purchased on August 2, 2014 for $0.865 per share in a private placement offering and pursuant to a subscription agreement. 604,167 shares of Common Stock and a Warrant to purchase 604,167 shares of Common Stock at an exercise price of $1.20 were purchased on September 29, 2014 for $1.20 per unit (i.e., one share of Common Stock and one share underlying the Warrant) in a private placement offering and pursuant to a subscription agreement. Markus L. Winkler has voting and dispositive power over shares held by Mark L. Winkler Enterprises LLC.

(41) 10,000 shares of Common Stock were purchased on July 25, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(42) Of these 67,752 shares, 21,376 shares are Common Stock and 46,376 shares are shares of Common Stock underlying the Warrants. 21,376 shares of Common Stock and a Warrant to purchase 21,376 shares of Common Stock at an exercise price of $3.00 per share were acquired on October 10, 2014 upon exercise of an option to convert principal and interest under a promissory note issued by the Company to such holder.

(43) Of these 136,842 shares, 68,421 shares are Common Stock and 68,421 shares are shares of Common Stock underlying the Warrants. Michael Vieten has voting and dispositive power over shares held by Millennium Trust. 68,421 shares and a Warrant to purchase the same amount of shares were transferred from Strategy Advisors, LLC to Millennium Trust Company FBO Michael Vieten on August 27, 2014.

(44) Of these 25,000 shares, 16,667 shares are Common Stock and 8,333 shares are shares of Common Stock underlying the Warrants. 16,667 shares of Common Stock and a Warrant to purchase 8,333 shares (with a $3.00 exercise price)  were purchased on October 6, 2014 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(45) 166,667 shares of Common Stock were purchased on January 22, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(46) 16,667 shares of Common Stock were purchased on May 7, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

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(47) Of these 156,840 shares, Ms. O’Mara holds 21,710 shares in Common Stock and 46,710 shares in shares of Common Stock underlying the Warrants. 21,710 shares of Common Stock and a Warrant to purchase 21,170 shares of Common Stock at an exercise price of $3.00 per share were acquired on October 10, 2014 upon exercise of an option to convert principal and interest under a promissory note issued by the Company to such holder. Ms. O’Mara’s spouse, Robert O’Mara holds 41,710 shares in Common Stock and 46,710 shares on shares of Common Stock underlying the Warrants.

(48) Of these 156,840 shares, Robert O’Mara holds 41,710 shares in Common Stock and 46,710 shares on shares of Common Stock underlying the Warrants. 21,710 shares of Common Stock and a Warrant to purchase 21,170 shares of Common Stock at an exercise price of $3.00 per share were acquired on October 10, 2014 upon exercise of an option to convert principal and interest under a promissory note issued by the Company to such holder. 20,000 shares of Common Stock were purchased on May 31, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement. Mr. O’Mara’s spouse, Mary O’Mara, holds 21,710 shares in Common Stock and 46,710 shares in shares of Common Stock underlying the Warrants.

(49) Of these 656,574 shares, 380,370 shares are Common Stock and 276,204 shares are shares of Common Stock underlying the Warrants. On September 14, 2013, Strategy Advisors, LLC transferred 172,037 shares of Common Stock and a Warrant to purchase the same number of shares with an exercise price of $1.75 to Richard M. Perlman. On April 19, 2016, Mr. Perlman purchased 208,333 shares of Common Stock and a Warrant to purchase 104,167 shares of Common Stock exercisable at $3.00 per share at a purchase price of $1.20 per share.

(50) Of these 40,000 shares, 20,000 shares are Common Stock and 20,000 shares are shares of Common Stock underlying the Warrants. These shares and warrants were purchased from Strategy Advisors, LLC on October 17, 2014 at $1.20 per unit and the warrant is exercisable at $3.00 per share.

(51) 16,667 shares of Common Stock were purchased on March 26, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(52) Richard S. Johnson, as trustee, is the natural person with voting and investment power over the securities held in such trust. 20,000 shares of Common Stock were purchased on June 5, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(53) 5,000 shares of Common Stock were purchased on July 24, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(54) 16,667 shares were purchased from Strategy Advisors, LLC on June 15, 2015 at $1.50 per share. 16,667 shares of Common Stock were purchased on November 4, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(55) 16,667 shares of Common Stock were purchased on March 27, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement. 10,000 shares of Common Stock were purchased on April 8, 2016 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(56) 10,000 shares of Common Stock were purchased on March 30, 2016 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

25

(57) 10,000 shares of Common Stock were purchased by Michael on April 14, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement and issued to holder at purchaser’s request.

(58) Of these 1,271,834 shares, 620,917 shares are Common Stock and 650,917 shares are shares of Common Stock underlying the Warrants. 131,579 shares of Common Stock and a Warrant to purchase 131,579 shares of Common Stock at an exercise price of $1.75 per share were purchased on September 14, 2013 pursuant to a securities purchase agreement. 34,000 shares of Common Stock were purchased on April 14, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement. Mr. Vieten acquired 469,338 shares and Warrants to purchase 469,338 shares in September and November 2013, and 20,000 shares and warrants to purchase 50,000 shares in August 2014 pursuant to private transactions with third parties. Additionally, Mr. Vieten’s three minor children, Bonnie, Matthew and Michael C. Vieten, directly own 2,000, 2,000 and10,000 shares of Common Stock, respectively, which were purchased on April 13, 2016 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(59) 20,000 shares of Common Stock were purchased by Michael on April 14, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement and issued to holder at purchaser’s request.

(60) These shares were acquired through a transfer made by John Toedtman on August 24, 2013 of shares he owned directly.

(61) 4,000 shares of Common Stock were purchased on September 14, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(62) 6,654 shares of Common Stock were purchased on April 13, 2016 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(63) 10,000 shares of Common Stock were purchased on November 30, 2015 for $1.50 per share and 3,200 shares of Common Stock were purchased on March 30, 2016 for $1.50 per shares in a private placement offering and pursuant to subscription agreements.

(64) 66,667 shares of Common Stock were purchased on February 17, 2016 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(65) 13,333 shares of Common Stock were purchased on December 1, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(66) 33,298 shares of Common Stock were purchased on November 2, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(67) 133,334 shares of Common Stock were purchased on November 13, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement. 33,334 shares of Common Stock were purchased on January 19, 2016 for $1.50 per share in a private placement offering and pursuant to a subscription agreement. 208,333 shares of Common Stock and 104,167 shares of Common Stock underlying Warrants with an exercise price of $3.00 were purchased on April 28, 2016 for $1.20 per share in a private placement offering and pursuant to a subscription agreement. 100,000 shares were issued as incentive shares.

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(68) 10,000 shares of Common Stock were purchased on March 24, 2016 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(69) C. Hunter Gosnell directly holds 20,000 shares of Common Stock, which were purchased on March 9, 2016 for $1.50 per share in a private placement offering and pursuant to a subscription agreement. Mr. Gosnell’s father, John W. Gosnell, is deemed to have voting and investment power over these shares because Mr. Gosnell resides with his father.

(70) John M. Gosnell directly holds 20,000 shares of Common Stock, which were purchased on March 9, 2016 for $1.50 per share in a private placement offering and pursuant to a subscription agreement. Mr. Gosnell’s father, John W. Gosnell, is deemed to have voting and investment power over these shares because Mr. Gosnell resides with his father.

(71) John W. Gosnell directly holds 80,000 shares of Common Stock, which were purchased on March 9, 2016 for $1.50 per share in a private placement offering and pursuant to a subscription agreement. Mr. Gosnell resides with his two sons, John W. Gosnell and C. Hunter Gosnell, who each directly hold 20,000 shares of Common Stock (40,000 shares collectively). Since Mr. Gosnell resides with his two sons, he is deemed to have beneficial ownership of their shares.

(72) 16,667 shares of Common Stock were purchased on March 24, 2016 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(73) 2,335 shares of Common Stock were purchased on September 14, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(74) 10,000 shares of Common Stock were purchased on January 18, 2016 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(75) Menachem Bluming has voting and dispositive power over shares held by MMB Investments LLC. 33,333, shares of Common Stock were received from Menachem Bluming in a share transfer. 33,334 shares of Common Stock were purchased on February 17, 2016 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(76) 3,300 shares of Common Stock were purchased on September 18, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(77) 4,000 shares of Common Stock were purchased November 16, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(78) 75,000 shares of Common Stock were purchased on January 15, 2016 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(79) 15,000 shares of Common Stock were purchased on April 4, 2016 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(80) These shares are held in the Richard R. Lury TTE Rev. Trust dd 2/17/16 and Richard I. Lury, as trustee, is the natural person with voting and investment power over the securities. 16,667 shares of Common Stock were purchased on April 18, 2016 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

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(81) 5,000 shares of Common Stock were purchased on September 16, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(82) 10,000 shares of Common Stock were purchased on April 13, 2016 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(83) 20,000 shares of Common Stock were purchased on April 12, 2016 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(84) 2,000 shares of Common Stock were purchased on April 13, 2016 for $1.50 per share in a private placement offering and pursuant to a subscription agreement. Bonnie Vieten’s father, Michael J. Vieten, has voting and investment power over these shares.

(85) 2,000 shares of Common Stock were purchased on April 13, 2016 for $1.50 per share in a private placement offering and pursuant to a subscription agreement. Matthew Vieten’s father, Michael J. Vieten, has voting and investment power over these shares.

(86) 6,600 shares of Common Stock were purchased on October 29, 2015 for $1.50 per share and 3,400 shares of Common Stock were purchased on April 13, 2016 for $1.50 per share in a private placement offering and pursuant to subscription agreements. Michael C. Vieten’s father, Michael J. Vieten, has voting and investment power over these shares.

(87) Andrew Krusen has voting and dispositive power over shares held by Wit Ventures Ltd. 40,000 shares of Common Stock were purchased on April 14, 2016 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(88) 6,640 shares of Common Stock were purchased on November 12, 2015 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

(89) 34,000 shares of Common Stock were purchased on February 3, 2016 for $1.50 per share in a private placement offering and pursuant to a subscription agreement.

PLAN OF DISTRIBUTION

Until our shares are quoted on the OTCQB, the selling shareholders will sell the offered shares at a fixed price of $1.50, which was determined based upon the price at which our selling shareholders purchased shares outright from the Company. Once our shares are quoted on the OTCQB, our shares will be sold at prevailing market prices or at privately negotiated prices.

Once a market has developed for our Common Stock, the shares may be sold or distributed from time to time by the selling shareholders, who may be deemed to be underwriters, directly to one or more purchasers or through brokers or dealers who act solely as agents, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

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●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales entered into after the effective date of the Registration Statement of which this prospectus is a part;

●	in transactions through broker-dealers that agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The selling shareholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus.

In addition, the selling shareholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the selling shareholders. The selling shareholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus. None of the selling shareholders are broker-dealers or affiliates of broker dealers. We will advise the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act

The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

Brokers, dealers, or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Neither the selling shareholders nor we can presently estimate the amount of such compensation. We know of no existing arrangements between the selling shareholders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the selling shareholders pursuant to this prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $70,000.

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Notwithstanding anything set forth herein, no FINRA member will charge commissions that exceed 8% of the total proceeds of the offering.

DESCRIPTION OF SECURITIES

Authorized Capital

Our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.001 per share. As of June 30, 2016, there were 9,786,313 shares of common stock outstanding, 4,515,676 shares of Common Stock subject to warrants and 985,000 shares subject to stock options (of which 443,335 shares are vested).

Common Stock

Each share of Common Stock shall have one (1) vote per share for all purposes. Our Common Stock does not provide preemptive, subscription or conversion rights and there is no redemption or sinking fund provisions or rights. Holders of shares of Common Stock are not entitled cumulative voting for electing members of the Board.

Our shares of Common Stock are not traded on any national exchange and in accordance with Rule 457(o) the offering price was determined by the price

Preferred Stock

The Company does not have preferred stock. The Board of Directors has the authority to designate and issue preferred stock on terms determined by the Board without stockholder approval and which may include rights superior to the rights of the holders of common stock.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, and general economic conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Warrants

During 2016, we issued 312,501 warrants, exercisable during five years at $3.00 per share, to three investors as part of a special offering of units consisting each of one share and one half warrant, at the price of $1.30 per unit, which special offering required a minimum investment of $250,000.

During 2015, we issued 50,000 warrants, exercisable at $3.00/share for five years, pursuant to an early-termination agreement with a service provider which called for payment of $3,000 per month in non-accountable expenses. These warrants were valued at $46,420 utilizing a Black-Scholes valuation model with the following assumptions: Stock price and exercise price - $1.50; expected life – 5 years; volatility – 96%; dividends – none; risk-free rate – 1.0%. Compensation of $46,420 was recognized as consulting expense during the quarter.

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During 2014, we placed $375,000 in convertible debt, evidenced by 8% convertible notes, with nine accredited investors. In the process, we issued 375,000 warrants for the purchase of the Company’s common stock, exercisable at $3.00/share for five years. The notes matured December 31, 2014, and all were converted during the year, together with interest accrued thereon of $8,916, into 319,930 common shares and 319,930 five-year warrants exercisable at $3.00/share. We valued the intrinsic value of the beneficial conversion feature underlying the convertible debt at $7,984 and recorded to interest expense, and recognized amortization of the debt discount on the above 375,000 warrants in the amount of $38,675 during 2014.

During 2014, we received $1,675,000 for subscriptions for the Company’s equity, from five accredited investors, pursuant to which we issued 1,479,095 common shares and warrants for the purchase of 841,666 shares, exercisable during 5 years at $3.00.

During 2014, we issued 25,000 warrants to a service provider, exercisable for 5 years at $3.00. These warrants were valued at $11,401 utilizing a Black-Scholes valuation model with the following assumptions: Expected life – 5 years; volatility – 96%; dividends – none; risk-free rate – 1.0%.

During 2013, we received $50,000 from an investor against issuance of 131,579 common shares and warrants for the purchase of 131,579 shares, exercisable during 5 years at $1.75.

Options

In November 2015, the Board awarded stock options to purchase 50,000, 25,000 and 75,000 shares of the Company’s common stock, exercisable at $1.50 per share, to the Company’s chief financial officer, one employee, and an independent consultant, respectively. These options were valued at $129,368 (grant date fair value of $0.52) utilizing a Black-Scholes valuation model with the following assumptions: Stock price and exercise price -$1.50; expected life – 3 years; volatility – 50%; dividends – none; risk-free rate – 1.0%. Compensation of $120,744 was recognized as salaries expense during the year ended December 31, 2015. In addition, in January 2016, the Board awarded stock options to purchase 45,000 shares of the Company’s common stock, exercisable at $1.50 per share, to an employee. These options were valued at $21,335 (grant date fair value of $0.47), utilizing a Black-Scholes valuation model with the following assumptions: Stock price and exercise price -$1.50; expected life – 2.5 years; volatility – 50%; dividends – none; risk-free rate – 1.0%. Compensation of $1,446 was recognized as salaries expense during the three months ended March 31, 2016.

In December 2014, the Board of Directors of the Company awarded the President of the Company incentive stock options to purchase 690,000 shares of the Company's common stock, $0.001 par value per share, having an exercise price of $1.50 per share (the "Initial Options Award"). The Initial Options Award shall vest in four (4) equal amounts, starting with 25% of the Initial Option Award vesting on December 15, 2014, and 25% upon each of the first, second and third anniversaries of that date, provided that t h e executive is employed on each vesting date. The Initial Options Award shall be granted pursuant to and shall be subject to all of the terms and conditions imposed upon such awards granted under an Incentive Stock Plan to be formally adopted by the Company at an early possibility. These options were valued at $749,219 (grant date fair value of $1.09) utilizing a Black-Scholes valuation model with the following assumptions: Stock price and exercise price -$1.50; expected life – 5 years; volatility – 96%; dividends – none; risk-free rate – 1.0%. Compensation of $187,304 was recognized as salaries expense during the year ended December 31, 2014 for the fully vested options.

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Transfer Agent and Registrar

The transfer agent for the company is VStock Transfer, LLC, located in Woodmere, NY.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The financial statements included in this prospectus and the registration statement have been audited by Rosenberg, Rich, Baker, Berman & Company, P.A. to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

The validity of the issuance of the Common Stock hereby will be passed upon for us by Lucosky Brookman LLP, Woodbridge New Jersey.

DESCRIPTION OF BUSINESS

Overview

We are commercializing late stage development medical device technology.

In January 2015 we acquired from Leveraged Developments LLC of Portsmouth, NH (“LD”) patent applications and other intellectual property related to the technology of a new type infusion pump, known as the BreezeTM pump for the purpose of finalizing the development of this device and obtaining FDA clearance in collaboration with LD pursuant to the prior agreements we entered into with LD as described in the following paragraph. Prior to the acquisitions we made from LD in January 2015, the Company and LD were parties to that certain Point Medical, Inc. Leveraged Developments LLC License/Development/Intellectual Property and Collaboration Agreement Terms, dated March 28, 2014, which was superseded in its entirety by that certain Development Agreement entered into by the Company and LD, dated October 20, 2014 but effective as of March 26, 2014 (the “2014 Development Agreement”). At the same time the 2014 Development Agreement was entered into, the Company and LD also entered into that certain Research and Development Agreement, dated October 20, 2014, which set forth the relationship between the Company and LD following the completion of the tasks contemplated by the 2014 Development Agreement. Both agreements were amended by an “Amendment No.1 to the Development Agreement and Amendment No. 1 to Research and Development Agreement” dated January 28, 2015.

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The Company believes that the new technology used in the BreezeTM pump will revolutionize the infusion therapy market and deliver better patient care, provider practices and healthcare economics, and hopes that the new technology will eliminate many of the problems inherent in traditional infusion pump technology and designs (described in more detail under “Business Opportunity and Technology” below), such as:

•	Mechanical and software design failures;
•	Life-threatening failures;
•	Inaccurate drug delivery;
•	Infection, air-in-line and battery issues; and
•	Constant workflow interruptions.

We seek to obtain final FDA clearance and begin manufacturing during the first quarter in 2017.

In order to finalize the development of the new type infusion pump, known as the BreezeTM pump, and submit this new pump for FDA clearance the following tasks need to accomplished:

•	Completion of the user interface software;
•	Third party validation of testing the final BreezeTM pump;
•	Usability testing by intended users, such as nurses and patients;
•	Verification and validation of BreezeTM pump software; and
•	Final preparation of the submission to the FDA.

The Company expects to complete these tasks in the third quarter of 2016.

Company History

TurnPoint Medical Devices, Inc. (the “Company”) was incorporated as a Delaware corporation on August 23, 2013 under the name Point Medical, Inc. In February 2015, we changed our name to TurnPoint Medical Devices, Inc.

Market History

Large Volume Infusion Pumps are used for the injection of Intravenous Fluids (“I-V”) such as antibiotics, cancer drugs, pain medications, hydration fluids and parental nutrition fluids. I-V infusion therapy is among the three most used therapies in acute care world-wide. Each administration of I-V fluids requires a single-patient-use disposable I-V set comprised of an I-V bag into which the fluids/drugs are loaded, and the tubing to the injection site. After the drug or fluid is administered, the set is discarded.

In their present form, the pumps in the market are unchanged in 40 years in their basic operation, namely a motor drives a linear peristaltic head that compresses the tube with the I-V fluid in it thus pushing it along into the patient via the patient injection site. All pumps have the same basic sensors and corresponding alarms for: low battery, air bubble detection, and fluid line occlusion (‘kink in the line’). What has changed dramatically over the past 15 years is the advent of many additional features such as look-up tables for drug libraries often numbering in the thousands of drugs, calculation tables for infusion rates, various bolus options, patient data capture, Wi-Fi connectivity to hospital data systems, HIPPA patient confidentiality compliance routines, infusion time records and so on.

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While valuable options to the clinician, the complexity of the software used to deliver these features, and the continued use of fundamentally very old mechanical hardware designs used to deliver fluid are alleged to have caused erratic operational changes in the infusion delivery itself. Hence infusion pumps start, re-start, slow down, speed up, or stop without a specific command or reason why the behavior of the pump motor changed. As a consequence, the FDA has issued numerous Warning Letters to the manufacturers of Large Volume infusion pumps and ordered product recalls in a number of cases. In fact, every major manufacturer of Large Volume infusion pumps has had its pumps recalled and several have had multiple pump recalls. The most recent large recall was ordered for Hospira; this recall involved hundreds of thousands of pumps and caused a $340 million write-off for Hospira. With such a large number of ‘unexplained’ errors, in April 2010, the FDA publically described the design flaws of the current generation of pumps as a “crisis”. In terms of number and severity of recalls since then, the situation has not improved, and the market needs solutions.

Business Opportunity and Technology

With over 10 years in the design, engineering and manufacturing of infusion pumps, the Company’s development partner, Leveraged Developments, LLC (“LD”) and its team of experienced medical device designers launched a two-year development program whose goal was to correct the problems at the root of the many pump failures. The problems with traditional infusion pump technology and designs have been documented in medical journals and the FDA website has information on recalls of such pumps as described above under “Market History”. The issues cited include alarm fatigue suffered by nurses and patients, low battery alarms causing workflow interruptions and inaccurate drug delivery.

The new pump design utilizes aerospace-grade components that provide extremely high reliability, durability and precision. Our components are easily manufactured in large quantities at costs that help to give us strong cost-of ownership advantages over competitive pumps and disposables. The pump drive system uses low pressure air to propel the I-V fluid rather than the widely used peristaltic drive systems that are inherently difficult to control. While existing pump drive systems can include over 100 moving mechanical parts such as cams, rotors, springs, fingers and hinges, our pump drive system utilizes only three moving parts in its unique proprietary approach, which is subject to current issued patent and applications.

Complementing the new pump design is a disposable administration set. Generally, all conventional pumps have an associated sterile I-V administration set. The disposable administration set for the BreezeTM pump is comprised of a length of tubing with a fitting on one end to “spike” the I-V bag where the fluid being infused is held and a fitting on the other end that is inserted into the patient through an indwelling access port usually located at the patient’s wrist. The tubing is inserted into the pump whose mechanical fingers squeeze propelling the fluid in the tube at a prescribed rate through the indwelling access port and into the patient. In the new BreezeTM pump, a sterile plastic cassette is inserted into the tubing between the I-V bag and indwelling access port. This cassette then snaps into a port in the BreezeTM pump that in turn provides air pressure to the cassette that measures and delivers fluids accurately to the patient and senses and removes any “air in the line” (described in more detail below). The disposable administration set, including the cassette can only be used with the BreezeTM pump and no other traditional infusion pumps. The reverse is also true - other administration sets will not work with the BreezeTM pump. The I-V administration sets are patient specific and generally are discarded after two or three days’ use.

The new pump actively eliminates ‘air bubbles” or ‘air in the line’ and this dramatically reduces frequent alarms and interruption of patient medicine delivery. “Air in the line” is reported as accounting for approximately 47% of all pump alarms and the next highest cause of pump alarms is “Low Battery”. The BreezeTM pump virtually eliminates both of these alarm causes by sensing and eliminating “air in the line” and contain a display feature indicating whether there is “sufficient battery life to complete this infusion.” When alarms occur, the infusion must be stopped to address the issue raised by the alarm. By virtually eliminating the alarms for “air in the line” and low battery, the interruptions in the infusion work-flow are also eliminated.

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The disposable part of the system that is incorporated into the I-V administration set is designed for production runs in the millions of pieces at competitive costs. This new pump has been designed to solve the many technical, patient care and workflow issues that have plagued the infusion market for years. Provisional patents were filed in May, 2013 and the non-provisional (‘definitive’) patents covering the pump and the disposable for both U.S. and international countries under the PCT convention were filed in May 2014. The following table describes the Company’s pending patent applications:

Serial Number	Title	Date Applied	Date Issued
14/285,314	Pneumatically Coupled Fluid Control System and Process with Air Detection and Elimination	5/22/2014	n/a

14/285,278	Pneumatically Coupled Direct Drive Fluid Control System and Process	5/22/2014	5/24/2016

INTERNATIONAL PATENT APPLICATIONS

PCT/US2014/039211	Pneumatically Coupled Fluid Control System and Process with Air Detection and Elimination	5/22/2014	n/a

PCT/US2014/039207	Pneumatically Coupled Direct Drive Fluid Control System and Process	5/22/2014	n/a

The assembly of a batch of production equivalent pumps and disposables as well as the data gathering for FDA submission occurs over the next few months, with submission for FDA 510(K) approval slated for the fourth quarter of 2016. The I-V pump is a Class II device and the approval cycle averages four months from submission.

The resulting new pump design, disposable cassette design, patent applications and other intellectual property are the subject of a transaction (see “Asset Purchase Agreement” below) between the Company and LD. Manufacturing rights for the pump and disposable cassette were purchased by Mack Holdings, one of the largest and most highly regarded medical device manufacturers with fully FDA-compliant facilities located in the U.S. and Mexico. Our pump and disposables will be assembled in Mack Holding’s main medical device facility located in southern Vermont. The Company has assumed the agreements between LD and Mack Holdings including the Manufacturing agreements, development funding agreement and a $600,000, 25-year Note at 5% interest due to Mack Holdings. The Note principal and interest paid will be an off-set to future incentive payments due to LD.

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A First Office action was received from the Patent Office in June 2015, rejecting all claims. We responded in writing with our position and received a telephone conference with the Patent Examiner in November 2015. We amended and refiled our amended claims in early December 2015. We now have allowed claims in the first quarter of 2016. In April 2016 we have filed a divisional application for additional claims. We have paid the issuance fee in April 2016 and obtained “issued” status on the first two applications in May 2016.

Corporate Strategy

The market for large volume infusion pumps falls into the following sectors:

Hospitals:

•	approximately 5,400 primary care hospitals in the U.S. with an installed base of approximately 1,200,000 pumps.

Non-Hospital Markets include:

•	Home Infusion

•	Infusion Clinics mainly for delivery of Cancer Drugs

•	Ambulances and other Critical Care Transport, approximately 65,000 vehicles in U.S.

•	Military

•	Off-site, off-grid locations like oil rigs, Indian reservations and the like.

•	Collectively, the Non-Hospital Markets have an installed base of approximately 600,000 pumps.

About 75% of the U.S. market, or $750 million of the annual pump sales of $985 million are in hospitals, and the balance of $235 million is spread across the non-hospital markets. The disposable I-V Administration set market is estimated at $900 million annually in the U.S. for the hospital segment and an estimated $475 million in the non-hospital markets. For products of this type the world-wide sales will typically be 2.0 times the size of the U. S. market, and again the large hospital sector dominates the usage.

The Company’s strategy and initial focus is to commercialize our new pump in the non-hospital markets mentioned above. This is an addressable domestic annual market of $710 million in combined pump and disposable sets, plus the foreign market potential of even larger size. After establishing success in the non-hospital market, the Company plans to enter the large U.S. hospital market most likely in early 2018.

It is part of our marketing strategy to price the BreezeTM pump and disposable administration set, including the cassette, competitively while also generating profit. Once a BreezeTM pump is installed, only the disposable administration sets are re-ordered and the sets only work with the BreezeTM pump. The reverse is also true- other administration sets will not work with the BreezeTM pump. The administration sets are patient specific and generally are discarded after two or three days’ use. We expect that any licensing of the BreezeTM pump, the disposable administration set, including the cassette, will be to a single large medical device companies in the United States as opposed to foreign markets where multiple licenses are more likely.

For non-hospital applications such as home–infusion and cancer clinic infusion the pump price paid by the user averages $2,400, and is somewhat higher in the fragmented markets such as ambulance and nursing homes. Disposable administration set, including the cassette sell in the range of $4.50- $8.50 each in the non-hospital market. TPM will have both attractive cost of goods, as well as compelling cost of ownership in its infusion pump and accessory product line offering. These advantages will enable attractive competitive pricing at product launch which will yield net profits to the Company, followed by price leadership as we increase market shares in each segment. This pricing strategy provides the Company with a net profit.

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Competition

Large well-known hospital supply companies such as Baxter, Hospira, CareFusion, B. Braun and Smiths Medical are the major competitors in the infusion pump market. Their activities are focused on the Hospital market where large, multiple-year contracts for pumps and administration sets are the norm. The other sectors are widely diffused, generally not part of large buying groups and are often handled by specialty distributors since direct sales calls by big company sales forces are not justified. Hence hospital pumps, though not designed with the ruggedness and portability needed for the ambulance and home infusion market end up in these markets simply because hospital type are the only pumps available. The Company is very specifically designing features and ruggedness that will address home infusion, clinic and mobile-transport market needs, as well as offer advances over existing competitors in the broader hospital market.

Many of the companies against which we may compete have significantly greater financial resources and expertise in research and development, manufacturing, preclinical testing, conducting clinical trials, obtaining regulatory approvals and marketing approved products than we do. Smaller or early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These competitors also compete with us in recruiting and retaining qualified scientific and management personnel and establishing clinical trial sites and patient registration for clinical trials, as well as in acquiring technologies complementary to, or necessary for, our programs. Our competitors also may obtain FDA or other regulatory approval for their products more rapidly than we may obtain approval for ours, which could result in our competitors establishing a strong market position before we are able to enter the market.

For non-hospital applications such as home–infusion and cancer clinic infusion the pump price paid by the user averages $2,400, and is somewhat higher in the fragmented markets such as ambulance and nursing homes. Disposable “administration kits” with proprietary “cassettes” sell in the range of $4.50- $6.50 each in the non-hospital market. PMI will have both extremely attractive cost of goods, as well as compelling cost of ownership in its infusion pump and accessory product line offering. These advantages will enable attractive competitive pricing at product launch, followed by price leadership as we increase market shares in each segment. This pricing strategy provides the Company with a net profit.

Government Regulation

FDA Regulation

The principal U.S. regulator of medical devices is the Food and Drug Administration (“FDA”). Within the FDA is the Center for Diagnostic and Radiological Health that regulates medical devices. The overall legal objective of the FDA is to review new applications of medical devices as to their safety and efficacy. Technically, the FDA does not “approve” any particular device but permits its sale by “allowing the claims made” for the product.

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All medical devices are grouped into three categories, Class I products (passive products such as disposable wipes) that do not require anything more than pre-market notification, Class II devices that require the agency to review and clear the claims made, and Class III devices that because they usually reside within the body do require in vivo clinical trials to substantiate the safety and efficacy of the implant and to provide pre-market approval. Approximately 88% of all medical devices, including diagnostic instruments are cleared via the Class II, 510(k) application process. The section 510(k) application follows the doctrine of “substantial equivalence” to a medical device that is already approved and in the market or was grandfathered under the device legislation of 1973. Our infusion pump application will follow the 510(k) Class II guidelines.

Compliance with FDA regulations and FDA guidance (interpretations of regulations) is necessary in order to be allowed to market your products. Such regulations concerning Class II medical devices are manifested in an overall Quality Management System that is very comprehensive and requires tracking and documenting every aspect of the device design history from inception, development, engineering, testing, revisions made and why, hazard analysis, hazard mitigation, production process, product performance claims, software validation, usability studies, labelling, claims made, device tracking methods in case of recall, and compliance with cGMP(current Good Manufacturing Practices) in manufacturing the product. In addition, the FDA may inspect your company’s records and facilities as well as your subcontractor’s records and facilities. All of the above requirements are documented and as such are the bulk of the 510(k) application itself.

The 510(k) review process is officially 90 days, however the clock stops when the FDA review team has questions. So the overall average actual elapsed time from application to approval is typically 120 to 150 days. We anticipate filing our 510(k) application in the fourth quarter of 2016. We have extended the filing date for this application until the User Interface software is completed and tested.

Regulations in Foreign Jurisdictions

We intend to market our products globally. To do so, we will be subject to the applicable laws, regulations and regulatory oversight applicable in the particular jurisdiction in which we intend to sell our product. In 2016, we plan to initiate the CE Mark certification process in the European Union; although, we do not currently have sales in the forecasted for that jurisdiction. We may incur significant costs to obtain approval of our CE Mark application and to continue to comply with the applicable regulations governing such certification.

Other Regulations

We are also subject to numerous federal, state and local laws relating to such matters as safe working conditions, manufacturing practices, environmental protection, fire hazard control, and disposal of hazardous or potentially hazardous substances. We may incur significant costs to comply with such laws and regulations now or in the future.

Employees

As of June 30, 2016, we currently have five full time employees, not including the staff of Leveraged Developments LLC which we contracted for the finalization of the development of the infusion pump and related products and coordination of the FDA submission. Over time, we may be required to hire employees or engage independent contractors in order to execute various projects necessary to grow and develop the business. These decisions will be made by our officers and directors, if and when appropriate.

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DESCRIPTION OF PROPERTY

Our principal executive office is located at 150 Allen Road, Suite 305, Basking Ridge, New Jersey 07920. The lease costs $10,000 per month and expires on May 31, 2020. Our telephone number is (908) 605-0287.

LEGAL PROCEEDINGS

We are currently not involved in any litigation that we believe could have a material adverse effect on our financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the executive officers of our company or any of our subsidiaries, threatened against or affecting our company, our Common Stock, any of our subsidiaries or of our companies or our subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

There is currently no market for our Common Stock and we cannot assure you that a market will develop. We intend to apply to have our shares of Common Stock quoted on the OTCQB marketplace of OTC Link. Before our shares of Common Stock can be quoted on the OTCQB marketplace of OTC Link, FINRA needs to approve a Form 211 Application filed a by a market maker. There can be no assurance that: (a) a market maker will agree to file the Form 211 Application; (b) the FINRA will approve the Form 211 Application; or (c) that our application to be quoted on the OTCQB marketplace of OTC Link will be approved by OTC Markets Group Inc. Even if we are able to have our Common Stock become quoted in the over-the-counter market, an active trading market for our Common Stock may not develop in the future.

Holders

As of June 30, 2016, we had 116 record holders of our common stock, holding 9,786,313 shares of common stock.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our Board and depends upon our earnings, if any, our capital requirements and financial position, and general economic conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Securities authorized for issuance under equity compensation plans

The Company’s shareholders, by majority consent, have authorized the issuance of up to 1,700,000 common shares under the Company’s stock option plan. We do not have an equity compensation plan under which we have reserved shares for issuance.

TRANSFER AGENT AND REGISTRAR

The transfer agent for the company is VStock Transfer, LLC, located in Woodmere, NY.

39

TURNPOINT MEDICAL DEVICES, INC.

Financial Statements

December 31, 2015 and 2014

TURNPOINT MEDICAL DEVICES, INC.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of TurnPoint Medical Devices, Inc.

We have audited the accompanying balance sheets of TurnPoint Medical Devices, Inc. as of December 31, 2015 and 2014, and the related statements of operations, changes in stockholders’ equity, and cash flows for each of the two years in the period ended December 31, 2015. TurnPoint Medical Devices, Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of TurnPoint Medical Devices, Inc. as of December 31, 2015 and 2014, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2015 in conformity with accounting principles generally accepted in the United States of America.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey

April 7, 2016

F-1

TURNPOINT MEDICAL DEVICES, INC.

BALANCE SHEETS

	December 31,	December 31,
	2015	2014
Assets
Current Assets
Cash and Cash Equivalents	$186,222	$665,949
Prepaid expenses	2,753	49,583
Accrued interest receivable	30,045	-
Other current assets	-	36,293
Total Current Assets	219,020	751,825

Other Assets
Property and equipment, net	265,419	-
Intangible assets, net	40,033	-
Prepayments for royalties, including interest	499,121	-
Deposits	20,000	-
Promissory note receivable	600,000	-

Total Assets	$1,643,593	$751,825

Liabilities and Stockholders’ Equity
Accounts payable	$119,719	$36,297
Accrued expenses	31,843	27,050
Liabilities to be settled in stock	34,981	-
Other liabilities	5,858	-
Total Current Liabilities	192,401	63,347

Note payable (long-term)	600,000	-
Total Liabilities	792,401	63,347

Stockholders’ Equity
Common Stock, par value $0.001 per share 50,000,000 shares authorized, 8,270,723 and 5,831,581 shares issued and outstanding	8,271	5,832
Additional Paid-in Capital	5,971,444	2,437,142
Stock subscription receivable	(15,000)	-
Retained Deficit	(5,113,523)	(1,754,496)
Total Stockholders’ Equity	851,192	688,478

Total Liabilities and Stockholders’ Equity	$1,643,593	$751,825

The accompanying notes are an integral part of the financial statements.

F-2

TURNPOINT MEDICAL DEVICES, INC.

STATEMENTS OF OPERATIONS

	For the Year	For the Year
	Ended	Ended
	December 31,	December 31,
	2015	2014

Professional and consulting fees	$752,204	$453,132
Personnel expense	596,985	14,462
Selling, General and Administrative expenses	283,693	95,767
Securities-based compensation, directors and officers	394,568	187,304
Research and Development expenses	1,346,588	850,000

Loss from Operations	(3,374,038)	(1,600,665)

Other Income (Expense)
Interest Expense	(30,417)	(16,899)
Interest Income	45,428	-
Amortization of debt discount	-	(38,675)
Total Other Income (Expense)	15,011	(55,574)

Net Loss	$(3,359,027)	$(1,656,239)

Loss per share	$(0.47)	$(0.38)
Weighted average number of shares outstanding during the period	7,126,052	4,301,974

The accompanying notes are an integral part of the financial statements.

F-3

TURNPOINT MEDICAL DEVICES, INC.

STATEMENTS OF CASH FLOWS

	For the Year	For the Year
	Ended	Ended
	December 31,	December 31,
	2015	2014

Cash Flows from Operating Activities
Net Loss	$(3,359,027)	$(1,656,239)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	9,265	-
Beneficial conversion feature underlying convertible debt	-	7,984
Securities-based compensation	440,988	198,706
Amortization of debt discount	-	38,675
(Increase) decrease in miscellaneous receivable	(30,045)	2,380
(Increase) decrease in prepaid expenses	46,830	(49,583)
Increase (decrease) in accounts payable and accruals	88,215	72,213
Increase (decrease) in due to affiliate	-	(323)
Increase (decrease) on other liabilities	5,858	-
Net Cash used by Operating Activities	(2,797,916)	(1,386,187)

Cash Flows from Investing Activities
Purchase of intangibles	(4,400)	-
Prepayments for royalties	(499,121)	-
Cash paid for deposits	(20,000)	-
Purchase of equipment	(274,024)	-
Net Cash used by Investing Activities	(797,545)	-

Cash Flows from Financing Activities
Proceeds from promissory notes	-	375,000
Proceeds from placement of common stock	3,115,734	1,675,000
Net Cash provided by Financing Activities	3,115,734	2,050,000

Net Increase (Decrease) in Cash	(479,727)	663,813
Cash and Cash Equivalents at Beginning of Year	665,949	2,136

Cash and Cash Equivalents at End of Year	$186,222	$665,949

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$30,417	$-

Non-Cash Investing and Financing Activities:

Prepayment for IP with common stock	$-	$36,293
Recognition of IP asset against prepayment	$36,293	$-
Debt discount from warrants	$-	$38,675
Receivable on stock subscription	$15,000	$-
Liabilities to be settled in stock	$34,981	-
Debt/accrued interest conversions into common stock	$-	$383,916
Assumption of note receivable and note payable – IP acquisition	$600,000	$-

The accompanying notes are an integral part of the financial statements.

F-4

TURNPOINT MEDICAL DEVICES, INC.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2014 AND 2015

	Common Stock		Additional	Stock Subscriptions	Accumulated
	Shares	Amount	Paid-in-Capital	Receivable	Deficit	Total Equity

Balances at January 1, 2014	3,911,579	$3,912	$98,488	$	$(98,257)	$4,143

Issuance of common stock and warrants for cash	1,479,095	1,479	1,673,521		-	1,675,000

Issuance of common stock and warrants for conversion of interest on promissory notes	312,500	313	374,687		-	375,000

Issuance of common stock and warrants for conversion of interest on convertible debt	7,430	7	8,909		-	8,916

Beneficial conversion feature underlying convertible debt	-	-	7,984		-	7,984

Detachable warrants issued with debt	-	-	38,675		-	38,675

Issuance of common stock as prepayment for acquisition of I.P.	120,977	121	36,172		-	36,293

Issuance of warrants for services	-	-	11,401		-	11,401

Recognition of expense – stock options	-	-	187,305		-	187,305

Loss for fiscal year 2014	-	-	-		(1,656,239)	(1,656,239)

Balances at December 31, 2014	5,831,581	$5,832	$2,437,142	$	$(1,754,496)	$688,478

Issuance of common stock for cash, net of issuance costs of $90,456	2,139,142	2,139	3,093,604	(15,000)	-	3,095,753

Issuance of common stock to directors	290,000	290	86,230		-	86,520

Issuance of warrants for services	-	-	46,420		-	46,420

Recognition of expense – stock options	-	-	308,049		-	308,049

Loss for fiscal year 2015	-	-	-		(3,359,027)	(3,359,027)

Balances at December 31, 2015	8,270,723	$8,271	$5,971,444	$(15,000)	$(5,113,523)	$866,192

The accompanying notes are an integral part of the financial statements.

F-5

TURNPOINT MEDICAL DEVICES, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND DECEMBER 31, 2014

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization

Turnpoint Medical Devices, Inc. (the “Company”) was incorporated as a Delaware corporation on August 23, 2013 under the name Point Medical, Inc. In February 2015, we changed our name to Turnpoint Medical Devices, Inc.

Business

We are in the business of investing in/acquiring late stage development medical device technology that has exceptional market impact potential to positively change the game for customers and the market and turning these exceptional potentials into commercial success, thereby providing for healthcare market customers significant and welcomed change toward increased quality, safety and effectiveness. To that extent we are in the process of bringing to market a new type infusion pump. This new technology is designed to significantly eliminate the many problems inherent in traditional infusion pump technology and designs, such as:

Mechanical and software design failures

False alarms (“Alarm Fatigue”)

Life-threatening failures

Inaccurate drug delivery

Infection, air-in-line and battery issues

Constant workflow interruptions

Recent Accounting Pronouncements

On May 28, 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU No. 2014-09 is expected, among other things, to remove inconsistencies and weaknesses in revenue requirements and improve comparability of revenue recognition practices across entities, industries, jurisdictions and capital markets. In particular, the amendments in this ASU will be added to the FASB Accounting Standards Codification (FASB ASC) as Topic 606, Revenue from Contracts with Customers, and will supersede the revenue recognition requirements in FASB ASC 605, Revenue Recognition, as well as some cost guidance in FASB ASC Subtopic 605-35, Revenue Recognition—Construction-Type and Production-Type Contracts. The core principle of this ASU is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, the guidance provides that an entity should apply the following steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, the entity satisfies a performance obligation. On August 12, 2015, the FASB issued Accounting Standards Update (ASU) No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of the guidance in ASU No. 2014-09. ASU No. 2015-14 permits the Company to apply the guidance in ASU No. 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within those reporting periods. Earlier application is permitted, but only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within those reporting periods. The Company is currently evaluating the potential effect of application of this accounting standard.

F-6

TURNPOINT MEDICAL DEVICES, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND DECEMBER 31, 2014

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

On June 10, 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-10: Development Stage Entities (Topic 915)—Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which seeks to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements for development stage entities and removes the definition of a development stage entity from FASB Accounting Standards Codification (FASB ASC) Topic 915, Development Stage Entities, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP; and (2) eliminates the requirements for development stage entities to (a) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (b) label the financial statements as those of a development stage entity, (c) disclose a description of the development stage activities in which the entity is engaged, and (d) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early application was permitted, and the Company adopted this standard in 2014 and applied the disclosure requirements retrospectively.

On June 19, 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-12, Compensation—Stock Compensation (Topic 718)—Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (a consensus of the FASB Emerging Issues Task Force). This ASU requires a performance target that affects vesting and that could be achieved after the requisite service period, to be treated as a performance condition. A reporting entity should apply existing guidance in FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation, as it relates to awards with performance conditions that affect vesting, to account for such awards, and, thus, the performance target should not be reflected in estimating the grant-date fair value of the award. Additionally, compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved, and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered; if the performance target becomes probable of being achieved before the end of the requisite service period, then the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. Finally, the total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest, and should be adjusted to reflect those awards that ultimately vest. ASU No. 2014-12 is effective for the Company for annual periods and interim periods within those annual periods beginning after December 15, 2015, with earlier adoption permitted. The Company is currently evaluating the potential effect of application of this accounting standard.

On July 22, 2015, the FASB issued Accounting Standards Update (ASU) No. 2015-11, Inventory (Topic 330)—Simplifying the Measurement of Inventory. Under the existing guidance of FASB Accounting Standards Codification (FASB ASC) Topic 330, Inventory, an entity is required to measure inventory at the lower of cost or market, where market could be replacement cost, net realizable value, or net realizable value less an approximately normal profit margin. This ASU, however, requires that an entity measure inventory at the lower of cost and net realizable value, where net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. Subsequent measurement is unchanged for inventory measured using the last-in, first-out method or the retail inventory method. The amendments are effective for the Company for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company is currently evaluating the potential effect of application of this accounting standard.

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842) pursuant to which financial statements must recognize for operating leases a Right-to-Use asset and a lease liability for the present value of future payments under the lease. The Update is effective for fiscal years beginning after December 15, 2018.

F-7

TURNPOINT MEDICAL DEVICES, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND DECEMBER 31, 2014

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Securities Issued for Services

The Company accounts for stock, stock options and stock warrants issued for services and compensation for employees under the fair value method. For non-employees, the fair value of the Company’s equity instruments are measured in accordance with FASB Accounting Standards Codification ("ASC") 505-50. The Company has determined the fair value of the warrants/options granted under the Black-Scholes Pricing Model. The Company has adopted the provisions of FASB Accounting Standards Codification ("ASC") 718, Compensation - Stock Compensation, which establishes accounting for equity instruments exchanged for employee services. Under the provisions of ASC 718, share-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the employee's requisite service period (generally the vesting period of the equity grant).

Fair Value Measurements

The Company has adopted the provisions of ASC 820, Fair Value Measurements and Disclosures. Under ASC 820, a framework was established for measuring fair value in generally accepted accounting principles (GAAP), and for expanded disclosures about fair value measurements.

Cash Equivalents

Cash and all highly liquid investments with an original maturity of three months or less from the date of purchase, including money market mutual funds, short-term time deposits, and certain government agency and corporate obligations, are classified as cash and cash equivalents.

Property and Equipment

Property and equipment is stated at cost and depreciated using the straight-line method over the shorter of the estimated useful life of the asset or the lease term. The estimated useful lives of our property and equipment are generally as follows: computer equipment, three years; machinery and equipment, three to seven years. Land, construction in progress and property and equipment not yet in service are not depreciated.

Long-Lived Assets

The Company assesses the valuation of components of its long-lived assets whenever events or circumstances dictate that the carrying value might not be recoverable. The Company bases its evaluation on indicators such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements and other external market conditions or factors that may be present. If such factors indicate that the carrying amount of an asset or asset group may not be recoverable, the Company determines whether impairment has occurred by analyzing an estimate of undiscounted future cash flows at the lowest level for which identifiable cash flows exist. If the estimate of undiscounted cash flows during the estimated useful life of the asset is less than the carrying value of the asset, the Company recognizes a loss for the difference between the carrying value of the asset and its estimated fair value, generally measured by the present value of the estimated cash flows.

F-8

TURNPOINT MEDICAL DEVICES, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND DECEMBER 31, 2014

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Income Taxes

The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company’s income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Net operating loss carry forwards of approximately $4,350,000 expire starting in 2033. Utilization of these net loss carry forwards is subject to the limitations of Internal Revenue Code Section 382.  Because of the current uncertainty of realizing the benefit of the tax carry forward, a valuation allowance equal to the tax benefit for deferred taxes has been established. The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company's ability to generate taxable income during the carry forward period.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events Evaluation Date

The Company evaluated the events and transactions subsequent to its December 31, 2015 balance sheet date and, in accordance with FASB ASC 855-10-50, “Subsequent Events” through April 7, 2016, which is the date the financial statements were available to be issued.

2. THE LD AGREEMENTS AND RELATED AGREEMENTS

In March 2014 we entered into a memorandum of understanding with Leveraged Developments LLC of Portsmouth, NH (“LD”) which outlined the terms under which the Company (a) would acquire from LD the patents and other intellectual property related to the technology of a new type infusion pump (the “Assets”), and (b) retained LD for the purpose of finalizing, in collaboration with us, the development of this device and obtaining FDA approval. The memorandum of understanding was superseded in October 2014 by (1) an agreement (the “Asset Purchase Agreement”) to acquire from LD the Assets and (2) an agreement, effective March 28, 2014, that detailed the terms under which LD would perform the development work (the “Development Agreement”). In addition, in October 2014, the Company and LD entered into a certain “Research and Development Agreement” which outlined further research and development efforts to be undertaken by LD for the Company.

The Asset Agreement called for, among other, (i) payment of the purchase price in the form of 120,997 restricted common shares of the Company, (ii) assumption by the Company of a certain promissory note for $600,000 issued by LD to Mack Molding Company (“Mack”), a Vermont corporation, subject to completion of a pertinent agreement between Mack and the Company, in return of which LD shall issue a promissory note for $600,000, bearing interest at 5% per annum to the Company, and (iii) an obligation by the Company to use commercially reasonable efforts to raise no less than $2 million equity, convertible debt or debt financing prior to December 31, 2014. Provisions (i) and (iii) were completed as of December 31, 2014, but the closing took place in January 2015 (see Note 11).

F-9

TURNPOINT MEDICAL DEVICES, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND DECEMBER 31, 2014

THE LD AGREEMENTS AND RELATED AGREEMENTS, Continued

The Development Agreement provided for the funding by the Company of LD’s development work for the infusion pump and related software and accessories through the Regulatory Approval process, through monthly payments of $120,000, beginning in April 2014, up to a total of $1.2 Million. It furthermore called for the Company to pay LD a “Success Fee” of $100 for each pump sold, and $120 for each “Multi-Source Selector” sold, beginning with the first commercial sale of the products and ending 15 years thereafter.

The Research and Development Agreement provided for LD’s continuing research and development efforts on behalf of the Company during the two years starting with June 2015, for additional new products whereby all resulting IP rights would accrue to the Company. LD would be tasked with the designing, engineering, developing, optimizing, testing, initiating manufacturing and obtaining Regulatory Approval for commercial marketing of such new products, to the extent specified by the Company. The Company would fund LD’s work through monthly payments of $120,000, for a total $2.88 Million during the two years period.

In January 2015, we executed the final closing documents on the LD Agreements. Also in January, we entered into an agreement with LD, amending the Development Agreement and the Research and Development Agreement. The Development Agreement was amended to extend its validity to the four months February to May 2015, during which time the Company paid LD $75,000 per month to defray payroll expenses, plus all third party expenses accruing to LD in performance of their work under the agreement and approved by the Company. All such payments shall be deemed advance payments against the Success Fees due LD, and carry interest at the rate of 0.3% for every thirty day period until the first commercial shipment of the product. Also, the final $200,000 payment due LD under the original Development Agreement shall be applied against the aforementioned advances.

The Research and Development Agreement was amended to replace the $120,000 monthly payments by (a) up to $75,000 per month for LD’s payroll obligations, which amount was subsequently increased to $80,000 per month, with respect to personnel which was employed in the performance of LD’s R&D work under the agreement, with an overall maximum of $1,440,000; and (b) monthly reimbursements to LD of third party expenses accruing to LD in performance of their work under the agreement and approved by the Company. These expenses too, are capped by an overall maximum of $1,440,000. The Company may, in its sole discretion, elect to pay additional amounts above these maximum fees and expenses.

The Mack Agreements:

On February 24, 2015 we entered into an Assignment and Assumption Agreement with Mack Molding Company by which the Company assumed a certain Loan and Security Agreement entered into between LD and Mack on December 6, 2012. The Loan and Security Agreement provided, among other, for the assumption by the Company of (a) a certain promissory note for $600,000 issued by LD to Mack; (b) the obligation to pay Mack certain revenue participation payments within fifteen (15) days of the end of each fiscal quarter; and furthermore, to secure all obligations from the original Loan and Security Agreement, the Company granted Mack a security interest in all assets of the Company related to the infusion pump technology.

The Assignment and Assumption Agreement also called for the Company’s assumption of a certain Manufacturing Agreement entered into between LD and Mack on December 6, 2012 which agreement provided Mack, among other, with exclusive manufacturing rights for the new infusion pump.

On February 24, 2015 we entered into a Patent Security Agreement by which the Company, to secure all obligations from the original Loan and Security Agreement between LD and Mack, granted Mack a security interest in all patents related to the infusion pump technology.

F-10

TURNPOINT MEDICAL DEVICES, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND DECEMBER 31, 2014

3. CONCENTRATIONS OF BUSINESS AND CREDIT RISK

The Company maintains cash balances in a financial institution which is insured by the Federal Deposit Insurance Corporation up to $250,000. Balances in these accounts may, at times, exceed the federally insured limits. At December 31, 2015, the cash balances in our bank accounts did not exceed this limit.

4. PREPAYMENTS FOR ROYALTIES

The Company had entered into a Development Agreement and Research and Development Agreement with Leveraged Developments, LLC (“LD”) in October 2014 to detail the research and development efforts undertaken by LD for the Company. These agreements were amended in January 2015 to extend their validity to the four months February to May 2015. During this extension period, the Company continued to pay LD $75,000 per month to defray payroll expenses, plus all third party expenses accruing to LD in performance of their work under the agreement and approved by the Company. All such payments are deemed advance payments against the Success Fees due LD, and carry interest at the rate of 0.3% for every thirty day period until the first commercial shipment of the product. Such advances, including accrued interest of $12,971, totaled $499,121 at December 31, 2015. Upon regulatory approval of the product, the Company will credit LD $200,000 by reduction of these recorded advances.

5. PROPERTY AND EQUIPMENT

	December 31, 2015	December 31, 2014
Molds	$108,214	$-
Manufacturing equipment, tooling	155,857	-
Workshop furniture	4,543	-
Computer /office equipment	5,409	-
	274,023	-
Less accumulated depreciation	8,604	-
Total	$265,419	$-

Depreciation expense for the year ended December 31, 2015 was $8,604.

6. INTANGIBLE ASSETS

In October 2014 the Company had entered into an Asset Purchase Agreement with Leveraged Developments LLC of Portsmouth, NH (“LD”) which outlined the terms under which the Company acquired from LD the patents and other intellectual property related to the technology of a new type infusion pump (the “Assets”) The Asset Agreement called for, among other, (i) payment of the purchase price in the form of 120,997 restricted common shares of the Company, (ii) assumption by the Company of a certain promissory note for $600,000 issued by LD to Mack Molding Company (“Mack”), a Vermont corporation, subject to completion of a pertinent agreement between Mack and the Company, in return of which LD shall issue a promissory note for $600,000, bearing interest at 5% per annum to the Company, and (iii) an obligation by the Company to use commercially reasonable efforts to raise no less than $2 million equity, convertible debt or debt financing prior to December 31, 2014. Provisions (i) and (iii) were completed as of December 31, 2014, but the closing took place in January 2015. The purchase price for the Assets was paid in the form of 120,997 restricted common shares of the Company, valued at $36,293. This value was allocated among the components of the Assets as follows:

We determined the value of the Breeze trademark to be $500. Since we have not so far obtained any revenue for this product, we are reverting to the cost approach for valuation based on the cost for a comparable service provider.

F-11

TURNPOINT MEDICAL DEVICES, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND DECEMBER 31, 2014

INTANGIBLE ASSETS, continued

We determined the value of the IVbreeze.com domain name to be zero because of the absence of related revenues, and the fact that the cost of registering a domain name is negligible. We have allocated the remainder of the purchase price of the Assets amounting to $35,793 to the segment “Patent Applications”. Both of the aforementioned valued assets will be amortized on a straight line over ten years starting with the date when the final pump products enter the market.

During the first quarter in 2015 the Company acquired the rights to the domain name “turnpoint.com” against payment of $4,400. The Company is amortizing this asset on a straight line over a period of 5 years beginning with the second quarter 2015.

			Accumulated Amortization
Intangible Asset	Estimated Life (Years)	Gross Amount	as of December 31, 2015
Breeze trademark	10	$500	$-
Patent applications	10	35,793	-
Domain “turnpoint.com”	5	4,400	660

Total Intangible Assets		$40,693	$660

Scheduled amortization over the next five years and thereafter is as follows:

For the twelve months ending December 31,

2016	$880
2017	880
2018	880
2019	880
2020	220
Thereafter	36,293

Total	$40,033

7. PROMISSORY NOTES RECEIVABLE AND PAYABLE

Previously, LD had entered into agreements with Mack Molding Company (“Mack”), extending exclusive manufacturing rights for the pump and related accessories to Mack, and providing LD with financial assistance in the form of a $600,000 loan by Mack to LD, evidenced by a promissory note. In February 2015, the Company, LD, and Mack entered into a certain Assignment and Assumption, Consent and Modification Agreement by which, among other, the Company assumed LD’s position in the manufacturing agreement previously entered between LD and Mack and the $600,000 promissory note (see above). This note matures in 2037, carries interest at the rate of 5% per year on a 360-day basis, and is secured by all assets of the Company relating to the infusion pump technology. Simultaneously, LD issued a $600,000 promissory note to the Company, which note matures in 2024 and carries interest at the rate of 5% per year on a 360-day basis. The Company and LD also agreed that 25% of any “success fees” (royalties) payable to LD under the Development Agreement shall be applied against the principal balance of this note.

The above Assignment and Assumption, Consent and Modification Agreement also specified, among other, that the Company assume LD’s obligation to make certain Revenue Participation payments to Mack. This obligation encompasses quarterly payments to Mack of $120.00 for every pump manufactured and $0.24 for every Disposable Pump Set manufactured, and runs for 25 years.

F-12

TURNPOINT MEDICAL DEVICES, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND DECEMBER 31, 2014

8. DEFERRED TAX ASSETS

The reconciliation of the effective income tax rate to the Federal statutory rate is as follows:

	2015	2014
Federal statutory rate on pre-tax book loss	(34)%	(34)%
State tax benefit	(6)%	(6)%
Issuance of equity for services	5%	5%
Other non-deductible expenses	0%	1%
Change in Valuation Allowance	35%	34%
Effective Income Tax Rate	0%	0%

The Company’s total deferred tax asset and valuation allowance as of December 31, 2015 and 2014 are as follows:

	2015	2014
Loss per financial statements	$3,359,027	$1,656,239
Differences in financial statement and tax accounting for:
Non-deductible travel expenses	(7,539)	(16,415)
Amortization of debt discount	-	(38,675)
Stock-based compensation	(440,988)	(198,620)
Beneficial conversion feature underlying notes	-	(7,984)
Loss adjusted for tax treatment	2,910,500	1,394,459

Deferred tax benefit (fully reserved)	1,164,200	557,784

Deferred tax asset	1,741,839	577,639
Less valuation allowances	(1,741,839)	(577,639)

Total deferred tax asset, net of valuation allowance	$-	$-

The Company believes that all of its positions taken in tax filings are more likely than not to be sustained upon examination by tax authorities. The Company is subject to examination by the tax authorities for all periods since inception.

F-13

TURNPOINT MEDICAL DEVICES, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND DECEMBER 31, 2014

9. RELATED PARTY TRANSACTIONS

During the year ended December 31, 2015, the Company paid $84,000, to an entity controlled by the chairman and the chief financial officer of the Company, for business and financial advisory (at $5,000 per month) and accounting services (at $4,000 per month, through June 30, 2015). In addition, the Company paid that entity $18,000 for approximately 1,000 square feet of office space, at $1,500 per month. In addition, the Company paid $43,500 to a former Director for services; and $4,000 to each of three outside directors for attendance at board meetings.

During the year ended December 31, 2014, the Company paid $90,500, with an additional $9,500 payable at December 31, 2014, to an entity controlled by the chairman and the chief financial officer of the Company, for business and financial advisory (at $5,000 per month) and accounting services (at $4,000 per month). In addition, the Company paid that entity $18,000 for approximately 1,000 square feet of office space, at $1,500 per month.

10. RESEARCH AND DEVELOPMENT EXPENSES

During the year ended December 31, 2015, the Company paid $1,238,638 to Leveraged Developments LLC (“LD”) pursuant to certain research and development agreements under which LD was contracted to complete the development of the new infusion pump and related accessories (see “The LD Agreements” above). In addition the Company paid $212,175 to third parties for materials and services related to development work on the infusion pump, including $104,225 of equipment that has been capitalized due to its alternative future use in production.

During the year ended December 31, 2014, the Company paid $850,000 to LD pursuant to certain research and development agreements under which LD was contracted to complete the development of the new infusion pump and related accessories.

11. DEBT TRANSACTIONS

During 2014, we placed $375,000 in convertible debt, evidenced by 8% convertible notes, with nine accredited investors. In the process, we issued 375,000 warrants for the purchase of the Company’s common stock, exercisable at $3.00/share for five years. The notes matured December 31, 2014, and all were converted during the year, together with interest accrued thereon of $8,916, into 319,930 common shares and 319,930 five-year warrants exercisable at $3.00/share. We valued the intrinsic value of the beneficial conversion feature underlying the convertible debt at $7,984 and recorded to interest expense, and recognized amortization of the debt discount on the above 375,000 warrants in the amount of $38,675 during 2014.

12. EQUITY TRANSACTIONS

During 2015, we received $3,080,754 for subscriptions for the Company’s equity (net of $90,456 of issuance costs), with an additional $15,000 receivable at December 31, 2015, from 44 accredited investors, pursuant to which we issued 2,149,142 common shares.

During 2015 we issued an aggregate 290,000 common shares to three directors. For 190,000 of the shares issued to two directors, half of these shares vest in May 2016 and the other half in November 2016. For the other 100,000 shares, half vest in March 2016, and half in March 2017. The shares were valued at their fair price of $435,000, to be amortized over the respective vesting periods. During 2015 we recognized $86,520 as compensation expense.

F-14

TURNPOINT MEDICAL DEVICES, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND DECEMBER 31, 2014

12. EQUITY TRANSACTIONS, continued

In November 2015, the Board of Directors of the Company awarded incentive stock options to purchase an aggregate 250,000 shares of the Company’s common stock, having an exercise price of $1.50 and expiring five years after grant, to four individuals, as follows: 50,000 options to the Chief Financial Officer of the company; 100,000 options to an outside director; 25,000 to an employee in a managerial position; and 75,000 options to a consultant. All options vest over three years. These options were valued at $129,368 (grant date fair value of $0.5175) utilizing a Black-Scholes valuation model with the following assumptions: Stock price and exercise price - $1.50; expected life – 3 years; volatility – 50%; dividends – none; risk-free rate – 1.0%. Compensation of $120,744 was recognized as expense during the year ended December 31, 2015.

During the first quarter in 2015 we issued 50,000 warrants exercisable during five years at $3.00 to a service provider in settlement of the early termination of a consultancy agreement which called for payment of $3,000 per month in non-accountable expenses. These warrants were valued at $46,420 utilizing a Black-Scholes valuation model with the following assumptions: Stock price and exercise price - $1.50; expected life – 5 years; volatility – 96%; dividends – none; risk-free rate – 1.0%. Compensation of $46,420 was recognized as consulting expense during the year.

During 2014, we received $1,675,000 for subscriptions for the Company’s equity, from five accredited investors, pursuant to which we issued 1,479,095 common shares and warrants for the purchase of 841,666 shares, exercisable during 5 years at $3.00.

In December 2014, the Board of Directors of the Company awarded the President of the Company incentive stock options to purchase 690,000 shares of the Company's common stock, having an exercise price equal to the common stock's fair market value as determined by the Board as of December 15, 2014, which options shall be subject to certain restrictions (the "Initial Options Award"). Such exercise price shall be no higher than the $1.50 per share price established in the most recent fair market evaluation. The Initial Options Award shall vest in four (4) equal amounts, starting with 25% of the Initial Option Award vesting on December 15, 2014, and 25% upon each of the first, second and third anniversaries of that date, provided that the executive is employed on each vesting date. The Initial Options Award shall be granted pursuant to and shall be subject to all of the terms and conditions imposed upon such awards granted under an Incentive Stock Plan to be formally adopted by the Company at an early possibility. These options were valued at $749,219 (grant date fair value of $1.09) utilizing a Black-Scholes valuation model with the following assumptions: Stock price and exercise price - $1.50; expected life – 5 years; volatility – 96%; dividends – none; risk-free rate – 1.0%. The Company determined it was not practicable for it to estimate the expected volatility of its share price due to the limited time frame of share activity, therefore it determined the volatility assumption above based on the average historical volatility of stock prices for companies in the Health Care industry sector. Compensation of $187,305 and $187,305 was recognized as salaries expense during the years ended December 31, 2015 and 2014, respectively, for the fully vested options.

At December 31, 2015, there was a total of $383,234 in unrecognized compensation for the stock options granted in 2014 and 2015.

During 2014, we issued 25,000 warrants to a service provider, exercisable for 5 years at $3.00. These warrants were valued at $11,401 utilizing a Black-Scholes valuation model with the following assumptions: Expected life – 5 years; volatility – 96%; dividends – none; risk-free rate – 1.0%.

During 2013, we received $50,000 from an investor against issuance of 131,579 common shares and warrants for the purchase of 131,579 shares, exercisable during 5 years at $1.75.

F-15

TURNPOINT MEDICAL DEVICES, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND DECEMBER 31, 2014

13. WARRANTS AND OPTIONS

	December 31, 2014		December 31, 2015
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Warrants outstanding at beginning of period	2,531,579	$1.75	4,093,175	$2.23
Warrants granted	1,561,596	$3.00	50,000	$3.00
Warrants exercised	-	-	-	-
Warrants expired or cancelled	-	-	-	-

Warrants outstanding at end of period	4,093,175	$2.23	4,143,175	$2.24

	December 31, 2014
Range of	Number exercisable	Average
Exercise Prices	at December 31, 2014	Remaining Life
$1.75 - $3.00	4,093,175	49 Months

	December 31, 2015
Range of	Number exercisable	Average
Exercise Prices	at December 31, 2014	Remaining Life
$1.75 - $3.00	4,143,175	37 Months

	December 31, 2014		December 31, 2015
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Options outstanding at beginning of period	-	-	690,000	$1.50
Options granted	690,000	$1.50	375,000	$1.50
Options exercised	-	-	-	-
Options expired or cancelled	-	-	-	-

Options outstanding at end of period	690,000	$1.50	940,000	$1.50

	December 31, 2014
Range of	Number exercisable	Average
Exercise Prices	at December 31, 2014	Remaining Life
$ 1.50	690,000	59 Months

	December 31, 2015
Range of	Number exercisable	Average
Exercise Prices	at December 31, 2014	Remaining Life
$ 1.50	940,000	50 Months

F-16

TURNPOINT MEDICAL DEVICES, INC.

NOTES TO FINANCIAL STATEMENTS

DECEMBER 31, 2015 AND DECEMBER 31, 2014

14. COMMITMENTS AND CONTINGENCIES

On December 1, 2015 we entered into a 54 months lease for approximately 6,400 sq.ft office space at the 150 Allen Road, Basking Ridge, NJ location which lease ends on May 31, 2020. Our monthly rent, after the first month at $0, is $10,000, increasing to $10,833 on December 1, 2018. Concurrent with above date, we entered into a sublease agreement for a portion of the rented space, amounting to approximately 1,875 sq.ft., with an unrelated third party which pays us $2,929 per month, increasing to $3,173 at December 1, 2018.

The following table presents future minimum lease commitments under the above lease:

	Lease Commitment	To be received under Sublease
2016	$120,000	$35,148
2017	120,000	35,148
2018	120,833	35,392
2019	129,996	38,076
2020	54,165	15,865
Total	$544,994	$159,629

15. SUBSEQUENT EVENTS

During 2016 until April 7, 2016, we received $841,800 for subscriptions for the Company’s equity, from 17 accredited investors, pursuant to which we issued 561,203 common shares. During the first quarter 2016, certain officers and one investor extended temporary cash advances aggregating $124,000 to the Company.

In March 2016 we reached agreement with Leveraged Developments LLC (“LD”) that all development work by LD after May 31, 2015, and funding therefore provided by the Company, would accrue against the activities and funding provisions of the Research and Development Agreement (“RDA”) (see Section 2 - THE LD AGREEMENTS AND RELATED AGREEMENTS). The practical effect of this agreement is that the $2.88 Million of planned expenditures under the RDA is reduced by the overspending on the device development during the time after May 31, 2015 of approximately $1.74 Million, leaving a balance to be spent on LD activities of approximately $1.14 Million.

F-17

TURNPOINT MEDICAL DEVICES, INC.

Financial Statements

For the Three Months Ended March 31, 2016

40

TURNPOINT MEDICAL DEVICES, INC.

INDEX

Page
Number

Independent Accountant’s Report

Balance Sheets - March 31, 2016 (Unaudited) and December 31, 2015	F-2

Statements of Operations - For the three months ended March 31, 2016 and March 31, 2015 (unaudited)	F-3

Statements of Cash Flows - For the three months ended March 31, 2016 and March 31, 2015 (unaudited)	F-4

Notes to Financial Statements	F-5 - F-13

F-1

TURNPOINT MEDICAL DEVICES, INC.

BALANCE SHEETS

	(Unaudited) March 31,	December 31,
	2016	2015
Assets
Current Assets
Cash and cash equivalents	$115,218	$186,222
Prepaid expenses	-	2,753
Accrued interest receivable	37,500	30,045
Other current assets	9,504	-
Total Current Assets	162,222	219,020

Other Assets
Property and equipment, net	233,072	265,419
Intangible assets, net	39,813	40,033
Prepayments for royalties, including interest	503,485	499,121
Deposits	20,000	20,000
Promissory note receivable	600,000	600,000

Total Assets	$1,558,592	$1,643,593

Liabilities and Stockholders’ Equity
Accounts payable	$379,424	$119,719
Accrued expenses	55,787	31,843
Liabilities to be settled in stock	39,981	34,981
Loans payable, net of debt discount	144,845	-
Other liabilities	5,858	5,858
Total Current Liabilities	625,895	192,401

Note payable (long-term)	600,000	600,000
Total Liabilities	1,225,895	792,401

Stockholders’ Equity
Common Stock, par value $0.001 per share 50,000,000 shares authorized, 8,841,926 and 8,270,723 shares issued and outstanding	8,842	8,271
Additional Paid-in Capital	6,895,940	5,971,444
Stock subscription receivable	(15,000)	(15,000)
Retained Deficit	(6,557,085)	(5,113,523)
Total Stockholders’ Equity	332,697	851,192

Total Liabilities and Stockholders’ Equity	$1,558,592	$1,643,593

F-2

TURNPOINT MEDICAL DEVICES, INC.

STATEMENTS OF OPERATIONS

(UNAUDITED)

	For the Three Months	For the Three Months
	Ended	Ended
	March 31,	March 31,
	2016	2015

Professional and consulting fees	$136,793	$243,550

Personnel expense	230,843	114,513

Selling, General and Administrative expenses	159,844	92,269

Securities-based compensation, directors and officers	99,033	46,826

Research and Development expenses	830,968	151,676

Loss from Operations	(1,457,481)	(648,834)

Other Income (Expense)

Interest Expense	(7,583)	(7,500)

Amortization of debt discount	(6,078)	-

Interest Income	11,976	8,131

Other miscellaneous income	15,604	-

Total Other Income (Expense)	13,919	631

Net Loss	$(1,443,562)	$(648,203)

Loss per share	$(0.17)	$(0.11)

Weighted average number of shares outstanding during the period	8,559,654	6,039,492

F-3

TURNPOINT MEDICAL DEVICES, INC.

STATEMENTS OF CASH FLOWS

(UNAUDITED)

	For the Three Months	For the Three Months
	Ended	Ended
	March 31,	March 31,
	2016	2015

Cash Flows from Operating Activities
Net Loss	$(1,443,562)	$(648,203)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	41,939	-
Securities-based compensation	99,033	46,826
(Increase) decrease in miscellaneous receivable	(7,455)	(7,500)
(Increase) decrease in prepaid expenses	2,753	13,650
(Increase) decrease in other current assets	(9,504)	-
Increase (decrease) in liabilities to be settled in stock	5,000	-
Increase (decrease) in accounts payable and accruals	283,649	73,131
Net Cash used by Operating Activities	(1,028,147)	(522,096)

Cash Flows from Investing Activities
Prepayments for royalties	(4,364)	(186,306)
Purchase of equipment and leasehold improvements	(3,294)	(76,800)
Net Cash used by Investing Activities	(7,658)	(263,106)

Cash Flows from Financing Activities
Proceeds from loans and promissory notes	157,000	-
Proceeds from placement of common stock	807,801	1,177,000
Net Cash provided by Financing Activities	964,801	1,177,000

Net Increase (Decrease) in Cash	(71,004)	391,798
Cash and Cash Equivalents at Beginning of Year	186,222	_665,949

Cash and Cash Equivalents at End of Year	$115,218	$1,057,747

Supplemental Disclosure of Cash Flow Information:

Cash paid for interest	$7,583	$-

Non-Cash Investing and Financing Activities:

Recognition of IP asset against prepayment	$-	$36,293
Debt discount from warrants	$18,233	$-
Assumption of note receivable and note payable – IP acquisition	$-	$600,000

F-4

TURNPOINT MEDICAL DEVICES, INC.

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Organization

TurnPoint Medical Devices, Inc. (the “Company”) was incorporated as a Delaware corporation on August 23, 2013 under the name Point Medical, Inc. In February 2015, we changed our name to TurnPoint Medical Devices, Inc.

Business

We are in the business of investing in/acquiring late stage development medical device technology that has exceptional market impact potential to positively change the game for customers and the market and turning these exceptional potentials into commercial success, thereby providing for healthcare market customers significant and welcomed change toward increased quality, safety and effectiveness. To that extent we are in the process of bringing to market a new type infusion pump. This new technology is designed to significantly eliminate the many problems inherent in traditional infusion pump technology and designs, such as:

Mechanical and software design failures

False alarms (“Alarm Fatigue”)

Life-threatening failures

Inaccurate drug delivery

Infection, air-in-line and battery issues

Constant workflow interruptions

Interim Financial Information

The Company has prepared the unaudited interim financial statements and related unaudited financial information in the footnotes in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and the rules and regulations of the Securities and Exchange Commission (“SEC”) for interim financial statements. These interim financial statements reflect all adjustments consisting of normal recurring accruals, which, in the opinion of management, are necessary to present fairly the Company’s financial position, the results of its operations and its cash flows for the interim period. These financial statements should be read in conjunction with the audited financial statements for the years ended December 31, 2014 and 2015. The nature of the Company’s business is such that the results of any interim period may not be indicative of the results to be expected for the entire year.

Recent Accounting Pronouncements

On May 28, 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU No. 2014-09 is expected, among other things, to remove inconsistencies and weaknesses in revenue requirements and improve comparability of revenue recognition practices across entities, industries, jurisdictions and capital markets. In particular, the amendments in this ASU will be added to the FASB Accounting Standards Codification (FASB ASC) as Topic 606, Revenue from Contracts with Customers, and will supersede the revenue recognition requirements in FASB ASC 605, Revenue Recognition, as well as some cost guidance in FASB ASC Subtopic 605-35, Revenue Recognition—Construction-Type and Production-Type Contracts. The core principle of this ASU is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, the guidance provides that an entity should apply the following steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, the entity satisfies a performance obligation. On

F-5

TURNPOINT MEDICAL DEVICES, INC.

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

August 12, 2015, the FASB issued Accounting Standards Update (ASU) No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of the guidance in ASU No. 2014-09. ASU No. 2015-14 permits the Company to apply the guidance in ASU No. 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within those reporting periods. Earlier application is permitted, but only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within those reporting periods. The Company is currently evaluating the potential effect of application of this accounting standard.

On June 10, 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-10: Development Stage Entities (Topic 915)—Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which seeks to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements for development stage entities and removes the definition of a development stage entity from FASB Accounting Standards Codification (FASB ASC) Topic 915, Development Stage Entities, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP; and (2) eliminates the requirements for development stage entities to (a) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (b) label the financial statements as those of a development stage entity, (c) disclose a description of the development stage activities in which the entity is engaged, and (d) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early application was permitted, and the Company adopted this standard in 2014 and applied the disclosure requirements retrospectively.

On June 19, 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-12, Compensation—Stock Compensation (Topic 718)—Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (a consensus of the FASB Emerging Issues Task Force). This ASU requires a performance target that affects vesting and that could be achieved after the requisite service period, to be treated as a performance condition. A reporting entity should apply existing guidance in FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation, as it relates to awards with performance conditions that affect vesting, to account for such awards, and, thus, the performance target should not be reflected in estimating the grant-date fair value of the award. Additionally, compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved, and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered; if the performance target becomes probable of being achieved before the end of the requisite service period, then the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. Finally, the total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest, and should be adjusted to reflect those awards that ultimately vest. ASU No. 2014-12 is effective for the Company for annual periods and interim periods within those annual periods beginning after December 15, 2015, with earlier adoption permitted. The Company is currently evaluating the potential effect of application of this accounting standard.

On July 22, 2015, the FASB issued Accounting Standards Update (ASU) No. 2015-11, Inventory (Topic 330)—Simplifying the Measurement of Inventory. Under the existing guidance of FASB Accounting Standards Codification (FASB ASC) Topic 330, Inventory, an entity is required to measure inventory at the lower of cost or market, where market could be replacement cost, net realizable value, or net realizable value less an approximately normal profit margin. This ASU, however, requires that an entity measure inventory at the lower of cost and net realizable value, where net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. Subsequent measurement is unchanged for inventory measured using the last-in, first-out method or the retail inventory method. The amendments are effective for the Company for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company is currently evaluating the potential effect of application of this accounting standard.

F-6

TURNPOINT MEDICAL DEVICES, INC.

NOTES TO FINANCIAL STATEMENTS

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842) pursuant to which financial statements must recognize for operating leases a Right-to-Use asset and a lease liability for the present value of future payments under the lease. The Update is effective for fiscal years beginning after December 15, 2018.

Securities Issued for Services

The Company accounts for stock, stock options and stock warrants issued for services and compensation for employees under the fair value method. For non-employees, the fair value of the Company’s equity instruments are measured in accordance with FASB Accounting Standards Codification ("ASC") 505-50. The Company has determined the fair value of the warrants/options granted under the Black-Scholes Pricing Model. The Company has adopted the provisions of FASB Accounting Standards Codification ("ASC") 718, Compensation - Stock Compensation, which establishes accounting for equity instruments exchanged for employee services. Under the provisions of ASC 718, share-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the employee's requisite service period (generally the vesting period of the equity grant).

Fair Value Measurements

The Company has adopted the provisions of ASC 820, Fair Value Measurements and Disclosures. Under ASC 820, a framework was established for measuring fair value in generally accepted accounting principles (GAAP), and for expanded disclosures about fair value measurements.

Cash Equivalents

Cash and all highly liquid investments with an original maturity of three months or less from the date of purchase, including money market mutual funds, short-term time deposits, and certain government agency and corporate obligations, are classified as cash and cash equivalents.

Property and Equipment

Property and equipment is stated at cost and depreciated using the straight-line method over the shorter of the estimated useful life of the asset or the lease term. The estimated useful lives of our property and equipment are generally as follows: computer equipment, three years; machinery and equipment, three to seven years. Land, construction in progress and property and equipment not yet in service are not depreciated.

Long-Lived Assets

The Company assesses the valuation of components of its long-lived assets whenever events or circumstances dictate that the carrying value might not be recoverable. The Company bases its evaluation on indicators such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements and other external market conditions or factors that may be present. If such factors indicate that the carrying amount of an asset or asset group may not be recoverable, the Company determines whether impairment has occurred by analyzing an estimate of undiscounted future cash flows at the lowest level for which identifiable cash flows exist. If the estimate of undiscounted cash flows during the estimated useful life of the asset is less than the carrying value of the asset, the Company recognizes a loss for the difference between the carrying value of the asset and its estimated fair value, generally measured by the present value of the estimated cash flows.

F-7

TURNPOINT MEDICAL DEVICES, INC.

NOTES TO FINANCIAL STATEMENTS

1.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES, Continued

Income Taxes

The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company’s income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Net operating loss carry forwards of approximately $4,350,000 expire starting in 2033. Utilization of these net loss carry forwards is subject to the limitations of Internal Revenue Code Section 382.  Because of the current uncertainty of realizing the benefit of the tax carry forward, a valuation allowance equal to the tax benefit for deferred taxes has been established. The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company's ability to generate taxable income during the carry forward period.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Subsequent Events Evaluation Date

The Company evaluated the events and transactions subsequent to its March 31, 2016 balance sheet date and, in accordance with FASB ASC 855-10-50, “Subsequent Events” through June 6, 2016, which is the date the financial statements were available to be issued.

2.	THE LD AGREEMENTS AND RELATED AGREEMENTS

In March 2014 we entered into a memorandum of understanding with Leveraged Developments LLC of Portsmouth, NH (“LD”) which outlined the terms under which the Company (a) would acquire from LD the patents and other intellectual property related to the technology of a new type infusion pump (the “Assets”), and (b) retained LD for the purpose of finalizing, in collaboration with us, the development of this device and obtaining FDA approval. The memorandum of understanding was superseded in October 2014 by (1) an agreement (the “Asset Purchase Agreement”) to acquire from LD the Assets and (2) an agreement, effective March 28, 2014, that detailed the terms under which LD would perform the development work (the “Development Agreement”). In addition, in October 2014, the Company and LD entered into a certain “Research and Development Agreement” which outlined further research and development efforts to be undertaken by LD for the Company.

The Asset Agreement called for, among other, (i) payment of the purchase price in the form of 120,997 restricted common shares of the Company, (ii) assumption by the Company of a certain promissory note for $600,000 issued by LD to Mack Molding Company (“Mack”), a Vermont corporation, subject to completion of a pertinent agreement between Mack and the Company, in return of which LD shall issue a promissory note for $600,000, bearing interest at 5% per annum to the Company, and (iii) an obligation by the Company to use commercially reasonable efforts to raise no less than $2 million equity, convertible debt or debt financing prior to December 31, 2014. Provisions (i) and (iii) were completed as of December 31, 2014, but the closing took place in January 2015 (see Note 11).

F-8

TURNPOINT MEDICAL DEVICES, INC.

NOTES TO FINANCIAL STATEMENTS

2.	THE LD AGREEMENTS AND RELATED AGREEMENTS, Continued

The Development Agreement provided for the funding by the Company of LD’s development work for the infusion pump and related software and accessories through the Regulatory Approval process, through monthly payments of $120,000, beginning in April 2014, up to a total of $1.2 Million. It furthermore called for the Company to pay LD a “Success Fee” of $100 for each pump sold, and $120 for each “Multi-Source Selector” sold, beginning with the first commercial sale of the products and ending 15 years thereafter.

The Research and Development Agreement provided for LD’s continuing research and development efforts on behalf of the Company during the two years starting with June 2015, for additional new products whereby all resulting IP rights would accrue to the Company. LD would be tasked with the designing, engineering, developing, optimizing, testing, initiating manufacturing and obtaining Regulatory Approval for commercial marketing of such new products, to the extent specified by the Company. The Company would fund LD’s work through monthly payments of $120,000, for a total $2.88 Million during the two years period.

In January 2015, we executed the final closing documents on the LD Agreements. Also in January, we entered into an agreement with LD, amending the Development Agreement and the Research and Development Agreement. The Development Agreement was amended to extend its validity to the four months February to May 2015, during which time the Company paid LD $75,000 per month to defray payroll expenses, plus all third party expenses accruing to LD in performance of their work under the agreement and approved by the Company. All such payments shall be deemed advance payments against the Success Fees due LD, and carry interest at the rate of 0.3% for every thirty day period until the first commercial shipment of the product. Also, the final $200,000 payment due LD under the original Development Agreement shall be applied against the aforementioned advances.

The Research and Development Agreement was amended to replace the $120,000 monthly payments by (a) up to $75,000 per month for LD’s payroll obligations, which amount was subsequently increased to $80,000 per month, with respect to personnel which was employed in the performance of LD’s R&D work under the agreement, with an overall maximum of $1,440,000; and (b) monthly reimbursements to LD of third party expenses accruing to LD in performance of their work under the agreement and approved by the Company. These expenses too, are capped by an overall maximum of $1,440,000. The Company may, in its sole discretion, elect to pay additional amounts above these maximum fees and expenses.

In March 2016 we reached agreement with Leveraged Developments LLC (“LD”) that all development work by LD after May 31, 2015, and funding therefore provided by the Company, would accrue against the activities and funding provisions of the Research and Development Agreement (“RDA”). The practical effect of this agreement is that the $2.88 Million of planned expenditures under the RDA is reduced by the overspending on the device development during the time after May 31, 2015 until March 31, 2016 of approximately $2.3 Million, leaving a balance to be spent on LD activities of approximately $0.58 Million.

The Mack Agreements:

On February 24, 2015 we entered into an Assignment and Assumption Agreement with Mack Molding Company by which the Company assumed a certain Loan and Security Agreement entered into between LD and Mack on December 6, 2012. The Loan and Security Agreement provided, among other, for the assumption by the Company of (a) a certain promissory note for $600,000 issued by LD to Mack; (b) the obligation to pay Mack certain revenue participation payments within fifteen (15) days of the end of each fiscal quarter; and furthermore, to secure all obligations from the original Loan and Security Agreement, the Company granted Mack a security interest in all assets of the Company related to the infusion pump technology.

F-9

TURNPOINT MEDICAL DEVICES, INC.

NOTES TO FINANCIAL STATEMENTS

2. THE LD AGREEMENTS AND RELATED AGREEMENTS, Continued

The Assignment and Assumption Agreement also called for the Company’s assumption of a certain Manufacturing Agreement entered into between LD and Mack on December 6, 2012 which agreement provided Mack, among other, with exclusive manufacturing rights for the new infusion pump.

On February 24, 2015 we entered into a Patent Security Agreement by which the Company, to secure all obligations from the original Loan and Security Agreement between LD and Mack, granted Mack a security interest in all patents related to the infusion pump technology.

3. CONCENTRATIONS OF BUSINESS AND CREDIT RISK

The Company maintains cash balances in a financial institution which is insured by the Federal Deposit Insurance Corporation up to $250,000. Balances in these accounts may, at times, exceed the federally insured limits. The cash balances in our bank accounts did not exceed this limit.

4. PREPAYMENTS FOR ROYALTIES

The Company had entered into a Development Agreement and Research and Development Agreement with Leveraged Developments, LLC (“LD”) in October 2014 to detail the research and development efforts undertaken by LD for the Company. These agreements were amended in January 2015 to extend their validity to the four months February to May 2015. During this extension period, the Company continued to pay LD $75,000 per month to defray payroll expenses, plus all third party expenses accruing to LD in performance of their work under the agreement and approved by the Company. All such payments are deemed advance payments against the Success Fees due LD, and carry interest at the rate of 0.3% for every thirty day period until the first commercial shipment of the product. Such advances, including accrued interest of $17,335, totaled $503,485 at March 31, 2016. Upon regulatory approval of the product, the Company will credit LD $200,000 by reduction of these recorded advances.

5. PROPERTY AND EQUIPMENT

	March 31, 2016	December 31, 2015
Molds	$108,214	$108,214
Manufacturing equipment, tooling	155,857	155,857
Workshop furniture	4,543	4,543
Computer /office equipment	5,409	5,409
Leasehold improvements	3,293	-
	277,316	274,023
Less accumulated depreciation	44,244	8,604
Total	$233,072	$265,419

Depreciation expense for the quarter ended March 31, 2016 and the year ended December 31, 2015 was $35,640 and $8,604, respectively.

F-10

TURNPOINT MEDICAL DEVICES, INC.

NOTES TO FINANCIAL STATEMENTS

6. INTANGIBLE ASSETS

In October 2014 the Company had entered into an Asset Purchase Agreement with Leveraged Developments LLC of Portsmouth, NH (“LD”) which outlined the terms under which the Company acquired from LD the patents and other intellectual property related to the technology of a new type infusion pump (the “Assets”) The Asset Agreement called for, among other, (i) payment of the purchase price in the form of 120,997 restricted common shares of the Company, (ii) assumption by the Company of a certain promissory note for $600,000 issued by LD to Mack Molding Company (“Mack”), a Vermont corporation, subject to completion of a pertinent agreement between Mack and the Company, in return of which LD shall issue a promissory note for $600,000, bearing interest at 5% per annum to the Company, and (iii) an obligation by the Company to use commercially reasonable efforts to raise no less than $2 million equity, convertible debt or debt financing prior to December 31, 2014. Provisions (i) and (iii) were completed as of December 31, 2014, but the closing took place in January 2015. The purchase price for the Assets was paid in the form of 120,997 restricted common shares of the Company, valued at $36,293. This value was allocated among the components of the Assets as follows:

We determined the value of the Breeze trademark to be $500. Since we have not so far obtained any revenue for this product, we are reverting to the cost approach for valuation based on the cost for a comparable service provider.

We determined the value of the IVbreeze.com domain name to be zero because of the absence of related revenues, and the fact that the cost of registering a domain name is negligible. We have allocated the remainder of the purchase price of the Assets amounting to $35,793 to the segment “Patent Applications”. Both of the aforementioned valued assets will be amortized on a straight line over ten years starting with the date when the final pump products enter the market.

During the first quarter in 2015 the Company acquired the rights to the domain name “turnpoint.com” against payment of $4,400. The Company is amortizing this asset on a straight line over a period of 5 years beginning with the second quarter 2015.

			Accumulated Amortization
Intangible Asset	Estimated Life (Years)	Gross Amount	as of March 31, 2016

Breeze trademark	10	$500	$-

Patent applications	10	35,793	-

Domain “turnpoint.com”	5	4,400	770

Total Intangible Assets		$40,693	$770

Scheduled amortization over the next five years and thereafter is as follows:

For the twelve months ending December 31,

2016	$880

2017	880

2018	880

2019	880

2020	220

Thereafter	36,293

Total	$40,033

F-11

TURNPOINT MEDICAL DEVICES, INC.

NOTES TO FINANCIAL STATEMENTS

7. PROMISSORY NOTES RECEIVABLE AND PAYABLE

Previously, LD had entered into agreements with Mack Molding Company (“Mack”), extending exclusive manufacturing rights for the pump and related accessories to Mack, and providing LD with financial assistance in the form of a $600,000 loan by Mack to LD, evidenced by a promissory note. In February 2015, the Company, LD, and Mack entered into a certain Assignment and Assumption, Consent and Modification Agreement by which, among other, the Company assumed LD’s position in the manufacturing agreement previously entered between LD and Mack and the $600,000 promissory note (see above). This note matures in 2037, carries interest at the rate of 5% per year on a 360-day basis, and is secured by all assets of the Company relating to the infusion pump technology. Simultaneously, LD issued a $600,000 promissory note to the Company, which note matures in 2024 and carries interest at the rate of 5% per year on a 360-day basis. The Company and LD also agreed that 25% of any “success fees” (royalties) payable to LD under the Development Agreement shall be applied against the principal balance of this note.

The above Assignment and Assumption, Consent and Modification Agreement also specified, among other, that the Company assume LD’s obligation to make certain Revenue Participation payments to Mack. This obligation encompasses quarterly payments to Mack of $120.00 for every pump manufactured and $0.24 for every Disposable Pump Set manufactured, and runs for 25 years.

8. RELATED PARTY TRANSACTIONS

During the quarter ended March 31, 2016, the Company paid $5,000 to an entity controlled by the chairman and the chief financial officer of the Company for business and financial advisory services.

9. RESEARCH AND DEVELOPMENT EXPENSES

During the quarter ended March 31, 2016, the Company paid $555,247 to Leveraged Developments LLC (“LD”) pursuant to certain research and development agreements under which LD was contracted to complete the development of the new infusion pump and related accessories (see “The LD Agreements” above). In addition, the Company paid $275,721 to third parties for materials and services related to development work on the infusion pump.

10. DEBT TRANSACTIONS

During the first quarter 2016, the Company received $98,000 in short term loans from a shareholder and awarded detachable stock warrants to purchase 60,000 shares of the Company’s common stock, having an exercise price of $3.00 and expiring five years after grant under the borrowing. These warrants were valued at $18,233 based on the relative fair value to the debt utilizing a Black-Scholes valuation model with the following assumptions: Stock price - $1.50; exercise price - $3.00; expected life – 5 years; volatility – 50%; dividends – none; risk-free rate – 1.0%. The resultant debt discount is being amortized over the term of the debt, or 42 days.

In addition, the Company received $59,000 in short-term cash advances from certain officers of the Company.

F-12

TURNPOINT MEDICAL DEVICES, INC.

NOTES TO FINANCIAL STATEMENTS

11. EQUITY TRANSACTIONS

During the first quarter of 2016, we received $807,801 for subscriptions for the Company’s equity (net of $11,500 of issuance costs) from 15 accredited investors, pursuant to which we issued 571,203 common shares.

In January 2016, the Board of Directors of the Company awarded incentive stock options to purchase 45,000 shares of the Company’s common stock, having an exercise price of $1.50 and expiring five years after grant, to an employee in managerial position, which options vest over three years. These options were valued at $23,037 (grant date fair value) utilizing a Black-Scholes valuation model with the following assumptions: Stock price and exercise price - $1.50; expected life – 2 to 4 years; volatility – 50%; dividends – none; risk-free rate – 1.0%. Compensation of $23,037 was recognized as expense during the quarter ended March 31, 2016.

During the first quarter of 2016, we recognized $99,003 in securities-based compensation for vested common shares and stock options. At March 31, 2016, there was a total of $456,689 in unrecognized compensation for equity instruments granted in 2014 and 2015.

12. COMMITMENTS AND CONTINGENCIES

On December 1, 2015 we entered into a 54 months lease for approximately 6,400 sq.ft office space at the 150 Allen Road, Basking Ridge, NJ location which lease ends on May 31, 2020. Our monthly rent, after the first month at $0, is $10,000, increasing to $10,833 on December 1, 2018. Concurrent with above date, we entered into a sublease agreement for a portion of the rented space, amounting to approximately 1,875 sq.ft., with an unrelated third party which pays us $2,929 per month, increasing to $3,173 at December 1, 2018.

The following table presents future minimum lease commitments under the above lease:

	Lease Commitment	To be received under Sublease

2016	$90,000	$26,361
2017	120,000	35,148
2018	120,833	35,392
2019	130,000	38,076
2020	54,167	15,865
Total	$515,000	$150,842

13. SUBSEQUENT EVENTS

During the time from March 31, 2016 until June 6, 2016, we received $1,156,582 for subscriptions for the Company’s equity, from 12 accredited investors, pursuant to which we issued 896,054 common shares and warrants to purchase 312,501 shares, exercisable during five years at $3.00 per share.

On April 28, 2016, a director that had been granted 150,000 common shares in November 2015 for services to be performed resigned from the Company. The parties agreed to a reduction of 25,000 fully-vested common shares for the services performed.

On May 17, 2016, the United States Patent and Trademark Office issued Patent No. 9,339,602 B2 to the Company for “Pneumatically coupled direct drive fluid control system and process”.

F-13

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis of the results of operations and financial condition for the fiscal years ended December 31, 2015 and 2014 and the quarter ended March 31, 2016 should be read in conjunction with our consolidated financial statements and the notes to those consolidated financial statements that are included elsewhere in this Registration Statement. Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors.  See “Forward-Looking Statements.”

Overview

We are commercializing late stage development medical device technology.

In January 2015 we acquired from Leveraged Developments LLC of Portsmouth, NH (“LD”) the patent applications and other intellectual property related to the technology of a new type infusion pump, known as the BreezeTM pump, for the purpose of finalizing the development of this device and obtaining FDA clearance in collaboration with LD. Prior to the acquisitions we made from LD in January 2015, the Company and LD were parties to that certain Point Medical, Inc. Leveraged Developments LLC License/Development/Intellectual Property and Collaboration Agreement Terms, dated March 28, 2014, which was superseded in its entirety by that certain Development Agreement entered into by the Company and LD, dated October 20, 2014 but effective as of March 26, 2014 (the “2014 Development Agreement”). At the same the 2014 Development Agreement was entered into, the Company and LD also entered into that certain Research and Development Agreement, dated October 20, 2014, which set forth the relationship between the Company and LD following the completion of the tasks contemplated by the 2014 Development Agreement.

The Company believes that this new technology will revolutionize the infusion therapy market and deliver better patient care, provider practices and healthcare economics, and hopes that the new technology will eliminate many of the problems inherent in traditional infusion pump technology and designs, such as:

•	Mechanical and software design failures;

•	False alarms (“Alarm Fatigue”);

•	Life-threatening failures;

•	Inaccurate drug delivery;

•	Infection, air-in-line and battery issues; and

•	Constant workflow interruptions.

We seek to obtain final FDA clearance and begin product shipments during the first quarter in 2017.

In order to finalize the development of the new type infusion pump, known as the BreezeTM pump, and submit this new pump for FDA clearance the following tasks need to accomplished:

•	Completion of the user interface software (85% complete as of March 31, 2016);
•	Third party validation of testing the final BreezeTM pump;
•	Usability testing by intended users, such as nurses and patients;
•	Verification and validation of BreezeTM pump software; and
•	Final preparation of the submission to the FDA.

The Company expects to complete these tasks in the third quarter of 2016.

Summary of Significant Accounting Policies

We have identified the policies below as critical to our business operations and understanding of our results of operations. The impact and any associated risks related to these policies on our business operations are discussed throughout “Management’s discussion and analysis of financial condition and results of operations” where such policies affect our reported and expected financial results. Our financial statements, which have been prepared in accordance with U.S. GAAP, require us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues, expenses and related disclosures. We base our estimates on historical experience and various other assumptions that we believe to be reasonable under the circumstances. Actual results may differ from these estimates. For a detailed discussion on the application of these and other accounting policies, See Note 1 in our audited and unaudited financial statements included elsewhere in this prospectus.

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Fair Value Measurements

The Company has adopted the provisions of ASC 820, Fair Value Measurements and Disclosures. Under ASC 820, a framework was established for measuring fair value in generally accepted accounting principles (GAAP), and for expanded disclosures about fair value measurements.

Cash Equivalents

Cash and all highly liquid investments with an original maturity of three months or less from the date of purchase, including money market mutual funds, short-term time deposits, and certain government agency and corporate obligations, are classified as cash and cash equivalents.

Nature of Organization

Inventories

Inventories consist of raw materials, purchased for manufacturing of finished goods upon start of production which is expected late this year or early next year, and is valued at cost. Going forward and depending on the type of inventory products, the Company will either utilize one or the other of the two following allocation methods to value inventory and cost-of-goods sold.

1. The first-in, first-out (FIFO) allocation method. With FIFO, the system will allocate the oldest inventory first, but will not allocate any expired inventory. For items with a limited shelf life, the expiration date entered on the receipt will determine which items are allocated first. For items that do not have a limited shelf life, the system will allocate the oldest inventory by the receipt date.

2. The moving weighted average cost method to value inventory. The method adjusts the per-unit cost of inventory each time the following inventory transactions are recorded in the system: receipts from vendors or other warehouses, receipt reversals, returns, transfers and cost adjustments. The actual inventory activity is recorded during daily processing. Average cost is also recalculated when invoicing variances are allocated back to inventory on-hand.

Property and Equipment

Property and equipment is stated at cost and depreciated using the straight-line method over the shorter of the estimated useful life of the asset or the lease term. The estimated useful lives of our property and equipment are generally as follows: computer software developed or acquired for internal use, three years; computer equipment, two to three years; manufacturing equipment, estimated useful life in terms of units produced; buildings and improvements, five to 15 years; leasehold improvements, two to 10 years; and furniture and equipment, one to five years. Land, construction in progress and property and equipment not yet in service are not depreciated.

Long-Lived Assets

The Company assesses the valuation of components of its long-lived assets whenever events or circumstances dictate that the carrying value might not be recoverable. The Company bases its evaluation on indicators such as the nature of the assets, the future economic benefit of the assets, any historical or future profitability measurements and other external market conditions or factors that may be present. If such factors indicate that the carrying amount of an asset or asset group may not be recoverable, the Company determines whether impairment has occurred by analyzing an estimate of undiscounted future cash flows at the lowest level for which identifiable cash flows exist. If the estimate of undiscounted cash flows during the estimated useful life of the asset is less than the carrying value of the asset, the Company recognizes a loss for the difference between the carrying value of the asset and its estimated fair value, generally measured by the present value of the estimated cash flows.

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Income Taxes

The Company provides for income taxes based on enacted tax law and statutory tax rates at which items of income and expenses are expected to be settled in the Company’s income tax return. Certain items of revenue and expense are reported for Federal income tax purposes in different periods than for financial reporting purposes, thereby resulting in deferred income taxes. Deferred taxes are also recognized for operating losses that are available to offset future taxable income. Net operating loss carry forwards expire starting in 2033 through 2034. Utilization of these net loss carry forwards is subject to the limitations of Internal Revenue Code Section 382.  Because of the current uncertainty of realizing the benefit of the tax carry forward, a valuation allowance equal to the tax benefit for deferred taxes has been established. The full realization of the tax benefit associated with the carry forward depends predominantly upon the Company's ability to generate taxable income during the carry forward period.

Securities Issued for Services

The Company accounts for stock, stock options and stock warrants issued for services and compensation for employees under the fair value method. For non-employees, the fair value of the Company’s equity instruments is measured in accordance with FASB Accounting Standards Codification ("ASC") 505-50. The Company has determined the fair value of the warrants/options granted under the Black-Scholes Pricing Model. The Company has adopted the provisions of FASB Accounting Standards Codification ("ASC") 718, Compensation - Stock Compensation, which establishes accounting for equity instruments exchanged for employee services. Under the provisions of ASC 718, share-based compensation cost is measured at the grant date, based on the fair value of the award, and is recognized as an expense over the employee's requisite service period (generally the vesting period of the equity grant).

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

On May 28, 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606). ASU No. 2014-09 is expected, among other things, to remove inconsistencies and weaknesses in revenue requirements and improve comparability of revenue recognition practices across entities, industries, jurisdictions and capital markets. In particular, the amendments in this ASU will be added to the FASB Accounting Standards Codification (FASB ASC) as Topic 606, Revenue from Contracts with Customers, and will supersede the revenue recognition requirements in FASB ASC 605, Revenue Recognition, as well as some cost guidance in FASB ASC Subtopic 605-35, Revenue Recognition—Construction-Type and Production-Type Contracts. The core principle of this ASU is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve this core principle, the guidance provides that an entity should apply the following steps: (1) identify the contract(s) with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to the performance obligations in the contract; and (5) recognize revenue when, or as, the entity satisfies a performance obligation. On August 12, 2015, the FASB issued Accounting Standards Update (ASU) No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of the guidance in ASU No. 2014-09. ASU No. 2015-14 permits the Company to apply the guidance in ASU No. 2014-09 to annual reporting periods beginning after December 15, 2017, including interim reporting periods within those reporting periods. Earlier application is permitted, but only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within those reporting periods. The Company is currently evaluating the potential effect of application of this accounting standard.

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On June 10, 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-10: Development Stage Entities (Topic 915)—Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation, which seeks to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements for development stage entities and removes the definition of a development stage entity from FASB Accounting Standards Codification (FASB ASC) Topic 915, Development Stage Entities, thereby removing the financial reporting distinction between development stage entities and other reporting entities from U.S. GAAP; and (2) eliminates the requirements for development stage entities to (a) present inception-to-date information in the statements of income, cash flows, and shareholder equity, (b) label the financial statements as those of a development stage entity, (c) disclose a description of the development stage activities in which the entity is engaged, and (d) disclose in the first year in which the entity is no longer a development stage entity that in prior years it had been in the development stage. The amendments are effective for annual reporting periods beginning after December 15, 2014, and interim periods therein. Early application was permitted, and the Company adopted this standard in 2014 and applied the disclosure requirements retrospectively.

On June 19, 2014, the FASB issued Accounting Standards Update (ASU) No. 2014-12, Compensation—Stock Compensation (Topic 718)—Accounting for Share-Based Payments When the Terms of an Award Provide That a Performance Target Could Be Achieved after the Requisite Service Period (a consensus of the FASB Emerging Issues Task Force). This ASU requires a performance target that affects vesting and that could be achieved after the requisite service period, to be treated as a performance condition. A reporting entity should apply existing guidance in FASB Accounting Standards Codification Topic 718, Compensation—Stock Compensation, as it relates to awards with performance conditions that affect vesting, to account for such awards, and, thus, the performance target should not be reflected in estimating the grant-date fair value of the award. Additionally, compensation cost should be recognized in the period in which it becomes probable that the performance target will be achieved, and should represent the compensation cost attributable to the period(s) for which the requisite service has already been rendered; if the performance target becomes probable of being achieved before the end of the requisite service period, then the remaining unrecognized compensation cost should be recognized prospectively over the remaining requisite service period. Finally, the total amount of compensation cost recognized during and after the requisite service period should reflect the number of awards that are expected to vest, and should be adjusted to reflect those awards that ultimately vest. ASU No. 2014-12 is effective for the Company for annual periods and interim periods within those annual periods beginning after December 15, 2015, with earlier adoption permitted. The Company is currently evaluating the potential effect of application of this accounting standard.

On July 22, 2015, the FASB issued Accounting Standards Update (ASU) No. 2015-11, Inventory (Topic 330)—Simplifying the Measurement of Inventory. Under the existing guidance of FASB Accounting Standards Codification (FASB ASC) Topic 330, Inventory, an entity is required to measure inventory at the lower of cost or market, where market could be replacement cost, net realizable value, or net realizable value less an approximately normal profit margin. This ASU, however, requires that an entity measure inventory at the lower of cost and net realizable value, where net realizable value is the estimated selling prices in the ordinary course of business, less reasonably predictable costs of completion, disposal and transportation. Subsequent measurement is unchanged for inventory measured using the last-in, first-out method or the retail inventory method. The amendments are effective for the Company for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. The Company is currently evaluating the potential effect of application of this accounting standard. In February 2016, the FASB issued Accounting Standards Update (ASU) No. 2016-02, Leases (Topic 842) pursuant to which financial statements must recognize for operating leases a Right-to-Use asset and a lease liability for the present value of future payments under the lease. The Update is effective for fiscal years beginning after December 15, 2018.

Results of Operations

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Registration Statement.

44

Comparison of the fiscal year ended December 31, 2015 and December 31, 2014

	For the Year Ended December 31	For the Year Ended December 31,
	2015	2014
Professional and consulting fees	$752,204	$453,132
Personnel expense	596,985	201,766
Selling, general and administrative expenses	283,693	95,767
Securities-based compensation, directors and officers	394,568	187,304
Research and development expenses	1,346,588	850,000
Loss from Operations	(3,374,038)	(1,600,665)

Other (Income) or Expenses

Interest income	(45,428)	-
Interest expense	30,417	16,899
Amortization of debt discount	-	38,675
Total Other Expenses (Income)	(15,011)	55,574
Net Loss	(3,359,027)	$(1,656,239)

Revenue

During the period from inception through December 31, 2015, the Company did not have any revenue.

Professional and Consulting Fees

Professional and consulting fees increased to $752,204 for the year ended December 31, 2015 as compared with $453,132 for the year ended December 31, 2014. This increase is primarily attributable to higher legal expenses in connection with the negotiation of contracts with Leveraged Developments LLC and Mack Manufacturing Company as well as expanded patent applications filings. Also, we had increased retention of consultants relating to product and market research.

Personnel Expense (salaries)

Personnel expense for salaries increased to $596,985 for the year ended December 31, 2015 as compared with $201,766 for the year ended December 31, 2014. This increase is primarily attributable to the fact that number of staff members added increased in 2015 as compared to 2014.

Administration Expense

Administration expenses increased to $283,693 for the year ended December 31, 2015 as compared with $95,767 for the year ended December 31, 2014.  This increase is primarily attributable to increased research and product development related activities, general marketing and market research activities and our expanded efforts to secure financing contributed to this increase.

Research and Development Expenses

Research and Development expenses were $1,346,588 for the year ended December 31, 2015 as compared with $850,000 for the year ended December 31, 2014. This increase is primarily attributable to an accelerated pace of research and development work, almost entirely supplied by Leveraged Developments LLC, in 2015 as compared to 2014.

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Interest Expense/Income

Interest expense increased to $30,417 for the year ended December 31, 2015 as compared with $16,899 for the year ended December 31, 2014. This increase is attributable to the fact that the amount of outstanding debt during the year 2015 was higher than during 2014.

Net loss

Net loss increased to $3,359,027 for the year ended December 31, 2015 as compared with $1,656,239 for the year ended December 31, 2014.

Results of Operations

The following discussion should be read in conjunction with the consolidated financial statements and notes thereto included elsewhere in this Registration Statement.

Comparison of the three months ended March 31, 2016 to the same period at March 31, 2015.

	For the Three Month period Ended March 31,	For the Three Month Period Ended March 31,
	2016	2015
Professional and consulting fees	$136,793	$243,550
Personnel expense (salaries)	230,843	114,513
Selling, general and administrative expenses	159,844	92,269
Research and development expenses	830,968	151,676
Loss from Operations	(1,457,481)	(648, 834)

Other Income or (Expenses)

Interest income	11,976	8,131
Interest expense	(7,583)	(7,500)
Other income	15,604	-
Amortization of debt discount	(6,078)	-
Total Other (Expenses) Income	13,919	631
Net Loss	(1,443,562)	$(648,203)

Revenue

The Company had no revenue for the three month periods ended March 31, 2016 and 2015.

Professional and Consulting Fees

Professional and consulting fees decreased to $136,793 for the three month period ended March 31, 2016 as compared with $243,550 for the three month period ended March 31, 2015. This decrease is attributable to costs associated with product development andaccounting services provided in-house versus by paid consultants.

Personnel Expense (salaries)

Personnel expense for salaries increased to $230,843 for the three month period ended March 31, 2016 as compared with $114,513 for the three month period ended March 31, 2015. This increase is attributable to the fact that we hired additional staff in the latter part of 2015.

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Administration Expense

Administration expenses increased to $159,844 for the three month period ended March 31, 2016 as compared with $92,269 for the three month period ended March 31, 2015.  This increase is primarily attributable to previously not incurred depreciation expense for newly acquired equipment assets and to efforts related to financing activities.

Research and Development Expenses

Research and Development expenses were $830,968 for the three month period ended March 31, 2016 as compared with $151,676 for the three month period ended March 31, 2015. The comparatively lower 2015 expenses were due to the fact that during the first quarter in 2015, approximately $179,000 of research and development related expenditures were capitalized as “prepaid license fees” pursuant to our agreement with Leveraged Developments LLC., , and an accelerated pace of research and development work.

Net loss

Net loss increase to $1,443,562 for the three month period ended March 31, 2016, as compared with $648, 203 for the three month period ended March 31, 2015. This increase is due primarily to an increase in research and development expenses from $151,676 in the first quarter of 2015 to $830,967 in the first quarter of 2016.

Liquidity and Capital Resources

Cash Flows

	For the Year Ended December 31,	For the Year Ended December 31,
	2015	2014
Net cash used in operating activities	$(2,797,916)	$(1,386,187)
Net cash used in investing activities	$(797,545)	$132
Net cash provided by financing activities	$3,115,734	$2,050,000

Net cash used in operations was $2,797,916 for the fiscal year ended December 31, 2015 compared to $1,386,187 for the fiscal year ended December 31, 2014.

Net cash used in investing activities in fiscal year 2015 was $797,545, a s opposed to 2014 when there was no cash used in investing activities.

Cash flows provided by financing activities for the fiscal year ended December 31, 2015 were $3,115,734 compared to $2,050,000 for the fiscal year ended December 31, 2014.  In 2014 we had proceeds from private placements of common stock of $1,675,000, and we issued $375,000 worth of convertible promissory notes, while in 2013 we had proceeds from private placements of common stock of $50,000.

Liquidity and Capital Resources

Cash Flows

	For the Three Month Period Ended March 31, 2016	For the Three Month Period Ended March 31, 2015
	2016	2015
Net cash used in operating activities	$(1,028,147)	$(522,096)
Net cash used in investing activities	$(7,658)	$(263,106)
Net cash provided by financing activities	$964,801	$1,177,000

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Net cash used in operations was $1,028,147 for the three month period ended March 31, 2016 as compared with $522,096 for the three month period ended March 31, 2015.

Net cash used in investing activities was $7,658 for the three month period ended March 31, 2016 as compared with $263,106 for the three month period ended March 31, 2015.

Cash flows provided by financing activities was $964,801 for the three month period ended March 31, 2016 as compared with $1,177,000 for the three month period ended March 31, 2015.

Financial Obligations Under Existing Contracts

The Company incurred significant financial obligations pursuant to several agreements with Leveraged Developments LLC. These agreements and the resulting obligations are as follows:

In March 2014 we entered into a memorandum of understanding with Leveraged Developments LLC of Portsmouth, NH (“LD”) which outlined the terms under which the Company (a) would acquire from LD the patents and other intellectual property related to the technology of a new type infusion pump (the “Assets”), and (b) retained LD for the purpose of finalizing, in collaboration with us, the development of this device and obtaining FDA approval. The memorandum of understanding was superseded in October 2014 by (1) an agreement (the “Asset Purchase Agreement”) to acquire from LD the Assets and (2) an agreement, effective March 28, 2014, that detailed the terms under which LD would perform the development work (the “Development Agreement”). In addition, in October 2014, the Company and LD entered into a certain “Research and Development Agreement” which outlined further research and development efforts to be undertaken by LD for the Company.

The Asset Agreement called for, among other, (i) payment of the purchase price in the form of 120,997 restricted common shares of the Company, (ii) assumption by the Company of a certain promissory note for $600,000 issued by LD to Mack Molding Company (“Mack”), a Vermont corporation, subject to completion of a pertinent agreement between Mack and the Company, in return of which LD shall issue a promissory note for $600,000, bearing interest at 5% per annum to the Company, and (iii) an obligation by the Company to use commercially reasonable efforts to raise no less than $2 million equity, convertible debt or debt financing prior to December 31, 2014. Provisions (i) and (iii) were completed as of December 31, 2014, but the closing took place in January 2015 (see Note 11).

The Development Agreement provided for the funding by the Company of LD’s development work for the infusion pump and related software and accessories through the Regulatory Approval process, through monthly payments of $120,000, beginning in April 2014, up to a total of $1.2 Million. It furthermore called for the Company to pay LD a “Success Fee” of $100 for each pump sold, and $120 for each “Multi-Source Selector” sold, beginning with the first commercial sale of the products and ending 15 years thereafter.

The Research and Development Agreement provided for LD’s continuing research and development efforts on behalf of the Company during the two years starting with June 2015, for additional new products whereby all resulting IP rights would accrue to the Company. LD would be tasked with the designing, engineering, developing, optimizing, testing, initiating manufacturing and obtaining Regulatory Approval for commercial marketing of such new products, to the extent specified by the Company. The Company would fund LD’s work through monthly payments of $120,000, for a total $2.88 Million during the two year period.

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The Company has conducted private placements of its equity with certain angel investors by which it has raised an aggregate $5,286,000 through December 31, 2015. We intend to continue raising equity capital until cash flow from operations is sufficient to cover on-going operating and research and development expenses.

Related Party Transactions

Since inception, TurnPoint Medical Devices, Inc. has conducted transactions with directors and director related entities. These transactions included the following:

During the quarter ended March 31, 2016, the Company paid $5,000 to an entity controlled by the chairman and the chief financial officer of the Company for business and financial advisory services.

During 2015, the Company paid $84,000, to Strategy Advisors, LLC, an entity controlled by the chairman and the chief financial officer of the Company, for business and financial advisory (at $5,000 per month) and accounting services (at $4,000 per month through June 30, 2015). In addition, the Company paid that entity $18,000 for approximately 1,000 square feet of office space, at $1,500 per month. The cost to Strategy Advisors LLC for rent of such office space was $5,000 per month. During 2015, the Company also made the following payments for consulting services: $43,500 to George Boyajian, the Company’s formerly designated chief executive officer. Furthermore, in March 2015, the Company issued 100,000 restricted shares to Christopher York, a director serving on the Company’s Board. In addition, the Company paid $4,000 to each of three outside directors for attendance at board meetings.

During the year ended December 31, 2014, the Company paid $90,500, with an additional $9,500 payable at December 31, 2014, to, Strategy Advisors, LLC, an entity controlled by the chairman and the chief financial officer of the Company, for business and financial advisory (at $5,000 per month) and accounting services (at $4,000 per month). In addition, the Company paid that entity $18,000 for approximately 1,000 square feet of office space, at $1,500 per month. The cost to Strategy Advisors LLC for rent of such office space was $5,000 per month. The current agreements terminate at May 31, 2016 (advisory services) and February 28, 2016 (accounting services). During the year 2014, the Company incurred $120,385 to Jerry Ruddle, the Company’s President for his services; $52,000 to George Boyajian, a former director serving on the Company’s Board for services; and $47,692 to John Toedtman, the Chairman of the Company for services.

During the period from inception (August 23, 2013) to December 31, 2013, the Company issued 2,400,000 shares and 2,400,000 warrants (exercisable during five years at $1.75) to the founders, including John Toedtman, the Company’s Chief Executive Officer and Chairman, and Joerg Klaube, the Company’s Chief Financial Officer, and Strategy Advisors, LLC, an entity controlled by both. In addition, the Company paid $45,500 advisory fees and $10,500 rent for office space to that entity. At that time, the Company also issued 1,380,000 shares to George Boyajian, the former president and a consultant with whom the Company was in negotiations for the position of chief executive officer, for services performed during the period and valued at $48,620.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors, executive officers and key employees are listed below. The number of directors is determined by our board of directors. All directors hold office until the next annual meeting of the board or until their successors have been duly elected and qualified. Officers are elected by the board of directors and their terms of office are, except to the extent governed by employment contract, at the discretion of the board of directors.

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Name	Age	Position	Commencement Date	Independent Director
John R. Toedtman	70	Chief Executive Officer, Chairman of the Board	August, 2013 (inception)
Jerry Ruddle	62	President, Chief Operating Officer	December 15, 2014
Joerg Klaube	74	Chief Financial Officer	August, 2013 (inception)
Christopher J. York	54	Director	March 6, 2015	X

R. Douglas Hulse		Director	December 1, 2015	X

Set forth below is a brief description of the background and business experience of our directors and executive officers for the past five years.

John R. Toedtman. Mr. Toedtman has served as a director and as the CEO of the company since August 2013. Prior to that and beginning in May 2011, he was managing partner of Strategy Advisors, LLC. With over 40 years of business experience, Mr. Toedtman has held senior management positions as Group VP of the Metallurgical Group at Engelhard Industries, a Fortune 100 company, and as President and CEO of a number of early stage companies in the diagnostic and medical device fields. He has been on the board of 7 public companies including Vital Signs, Inc. and a number of private companies, and brings substantial experience in M&A, technology transfer and corporate strategy. He was a Managing Director at Bluestone Capital and is presently a Senior Advisor at Griffin Securities. Mr. Toedtman earned a BA in Economics and an MA in International Economics from Georgetown University.

Jerry C. Ruddle. Mr. Ruddle has served as the president and COO of the company since December 2014. Prior to that he served as principal of Stover Mill Partners, LLC from January 2012 to February 2014, and chief development officer of American Hospital Services Group from January 2010 to January 2012. With over 18 years’ experience at Hewlett-Packard Medical Products, Mr. Ruddle served in progressive management positions leading to National Sales Manager. He led sales, marketing, channel and new business launch teams of up to 300 professionals for a wide range of medical devices and diagnostics sold to both hospital and non-hospital markets. In recent years, he has served in senior executive positions in several venture-backed technology companies including Graphco Technologies (President and COO), Iridian Technologies (EVP) (sold to L-1 Identity Solutions (NYSE: ID)), and Advanced Cerametrics (EVP and GM), delivering innovations in the biometric security, advanced materials and energy harvesting markets. Most recently he served as Chief Development Officer at American Hospital Services Group, a leading healthcare services company, which was successfully acquired and merged. Mr. Ruddle graduated with a BSE in Biomedical Engineering from the Pratt School of Engineering at Duke University and holds an MBA in Industrial Marketing and Finance from the Kenan-Flagler Business School at the University of North Carolina.

Joerg H. Klaube. Mr. Klaube has served as chief financial officer of the company since August 2013, and as chief financial officer of Strategy Advisors, LLC from May 2011 to August 2014. His career encompasses a broad range of appointments in corporate financial management and controllership, treasury and administrative functions, in a variety of business environments including publicly held companies. He served as chief financial officer for software design and computer marketing firms Magnitude Information Systems Inc., Unitronix Corporation and Comar Technologies Inc. and the telecommunications holding company E. Oliver Capital Group. Before that, he was employed for sixteen years with the U.S. subsidiary of Siemens AG, where he served as Director of Business Administration of the Telecommunications Division. He graduated from the Banking School in Berlin, Germany, and holds a Master Degree in Business Administration from Rutgers University.

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Christopher J. York. Mr. York has served as a director of the company since March 2015. From October 2014 to November 2015 he was a director of Axelacare Health Solutions, and from February 2010 to October 2014 he served as CEO for Axelacare and its predecessor company, Sirona Infusion. He has over 28 years of healthcare experience operating Home Infusion/Specialty Pharmacy providers. Mr. York served on the Board of Directors of Axelacare Health solutions, a large national company providing services to home infusion patients up until it's sale in November, 2015. Previously, Mr. York was CEO and Founder of Sirona Infusion, Infuscience and CEO of Critical Care Systems where he led a successful growth plan culminating in a tripling of revenue to over $100 million annually. Before joining Critical Care Systems, Mr. York was President and CEO of Gateway Homecare. Mr. York held various positions at Coram Healthcare, a major home infusion company in the U.S., ending up as the COO or Coram’s Western operations. Mr. York holds a B.S. degree in Business Administration from the University of Wisconsin-Whitewater.

R. Douglas Hulse Mr. Hulse has served as a director of the company since December 2015. In parallel and beginning in June 2000 he serves as executive director of Sage Group, LLC. Mr. Hulse has over 40 years of experience in building new businesses in the biomedical and chemical process industries as operating management or as senior adviser positions. Presently Executive Director of the Sage Group, a prominent advisory firm to biotech and specialty pharma companies, Mr. Hulse’s prior positions included founder and CEO of several healthcare and environmental companies, key among them, was I-Stat Corporation, sold later to Abbott Labs for nearly $400 million. Also he was VP of Business Development for Enzon a biotech drug delivery company and Engelhard Industries, the large precious metals firm.

Family Relationships

There are no family relationships between any of our directors or officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of the directors or officers, during the past ten years:

●	has been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	has been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	has been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	has been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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●	has been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Except as set forth in our discussion below in “Certain Relationships and Related Transactions,” none of our directors or executive officers has been involved in any transactions with us or any of our directors, executive officers, affiliates or associates which are required to be disclosed pursuant to the rules and regulations of the SEC.

Term of Office

Our directors hold office until a successor is elected and qualified or until earlier of resignation, removal from office or death.

Director Independence

For purposes of determining director independence, we have applied the definitions set out in NASDAQ Rule 5605(a)(2). The Company is not currently subject to director independence requirements. The NASDAQ definition of “Independent Director” means a person other than an Executive Officer or employee or any other individual having a relationship, which, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

According to the NASDAQ definition, two of our current directors, Christopher York and Douglas Hulse, qualify as being independent.

Board Committees

Our Board of Directors has no separate committees and our Board of Directors acts as the audit committee and the compensation committee. We do not have an audit committee financial expert serving on our Board of Directors.

Board Assessment of Risk

Our risk management function is overseen by our Board.  Our management keeps our Board apprised of material risks and provides our directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect TurnPoint Medical, and how management addresses those risks.  Mr. Toedtman, as our Chief Executive Officer works closely together with the Board once material risks are identified on how to best address such risk.  If the identified risk poses an actual or potential conflict with management, our independent directors may conduct the assessment.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation awarded to, earned by, paid to, or accrued by us to, our Chief Executive Officer, Chief Financial Officer and each of our other officers for the years ended December 31, 2015 and 2014.

Name and principal position	Year	Salary($)(1)	Bonus($)	Stock Award(s)($)	Option awards ($)		All Other Compensation($)	Total ($)

John R. Toedtman (Chief Executive Officer and Chairman of the Board)	2015	171,462						171,462
	2014	47,692	-					47,692

Jerry Ruddle (President and Chief Operating Officer)	2015	205,000			187,305	(3)		392,305
	2014	120,385			187,304	(3)		307,689

George Boyajian (Former Director)(1)	2015	43,500						43,500
	2014	52,000						52,000

Joerg Klaube (Chief Financial Officer)(2)	2015	39,000			25,874	(4)		64,874
	2014	0

(1) Mr. Boyajian served as a director in 2013 and 2014. Mr. Boyajian is not a director as of the date of this registration statement.

(2)  Mr. Klaube was not paid any compensation by the Company for the years ended December 31, 2014 and 2013. Rather, Mr. Klaube received compensation from Strategy Advisors, LLC, which is owned by Mr. Klaube and the Company’s CEO. Strategy Advisors was paid an advisory fee by TurnPoint for the years ended December 31, 2014 and 2013.

(3) Mr. Ruddle, the Company’s President and Chief Operating Officer, was awarded an incentive stock option to purchase six hundred ninety thousand (690,000) shares of the Company's common stock. As of the date of this prospectus, Mr. Ruddle has vested in, and may exercise his stock option to purchase, 345,000 shares.

(4) Mr. Klaube, the Company’s Chief Financial Officer, was awarded an incentive stock option to purchase fifty thousand (50,000) shares of the Company's common stock. As of the date of this prospectus, Mr. Klaube has vested in, and may exercise his stock option to purchase, 16,667 shares.

Outstanding Equity Awards at Fiscal Year-End Table

The following table sets forth information regarding outstanding stock options held by our named executive officers at the end of fiscal 2015:

	Option Awards(1)					Stock Awards(2)
Name	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That have Not Vested as of December 31, [ ] ($)(3)
Jerry Ruddle	12/15/2014	345,000	345,000	1.50	12/14/2019	-	-
Joerg Klaube	11/10/2015	16,667	33,333	1.50	11/9/2020	-	-

(1)	The option for Ruddle vests for 25% at time of grant, and subsequent 25% on each subsequent anniversary. The option for Klaube vests for one third at time of grant, and one third each on the first and second anniversary.

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Compensation of Directors

The following table provides information regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director during the fiscal year ended December 31, 2015. With respect to the fiscal year ended December 31, 2015, other than as set forth in the table, the Company has not paid any fees to or, except for reasonable expenses for attending board and committee meetings, reimbursed any expenses of directors, made any equity or non-equity awards to directors, or paid any other compensation to directors.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Christopher J. York	4,000	62,380	51,747				118,127
David L. Bonderud	4,000	19,057					23,057
R. Douglas Hulse	4,000	5,082					9,082

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our voting stock beneficially owned, as of June 30, 2016 by (i) those persons known by the Company to be owners of more than 5% of TurnPoint Medical Devices, Inc. common stock, (ii) each director, (iii) our Named Executive Officer, and (iv) all executive officers and directors as a group:

Name	Number of Shares Beneficially Owned		Percent of Class (1)
Director and Officer
John R. Toedtman (Chief Executive Officer and Chairman of the Board)	1,893,074	(2)	17.48%
Jerry Ruddle (President and Chief Operating Officer)	1,035,000	(3)	10.22%
Joerg Klaube (Chief Financial Officer)	716,667	(4)	7.02%
Christopher J. York (Director)	300,334	(5)	3.06%
David L. Bonderud (Former Director)	25,000	(6)	<1%
R. Douglas Hulse (Director)	40,000	(7)	<1%
% Officers and Directors as a Group (6 persons)	4,010,075		34.51%

5% Owners
Adec Private Equity	1,969,501	(8)	18.87%
Michael Vieten	1,385,834	(9)	13.20%
Mark L. Winkler Enterprises LLC	1,666,860	(10)	16.00%
Gary Gelbfish	579,168	(11)	5.86%
Richard Perlman	656,574	(12)	6.52%
George Boyajian	690,000	(13)	7.05%

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(1)	Applicable percentages are based on 9,594,646 shares outstanding, adjusted as required by rules of the SEC. Beneficial ownership is determined under the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible notes currently exercisable or convertible, or exercisable or convertible within 60 days are deemed outstanding for computing the percentage of the person holding such securities but are not deemed outstanding for computing the percentage of any other person. Unless otherwise indicated in the footnotes to this table, TurnPoint believes that each of the stockholders named in the table has sole voting and investment power with respect to the shares of common stock indicated as beneficially owned by them.

(2)	Mr. Toedtman directly holds 500,000 shares of Common Stock and 600,000 shares of Common Stock underlying Warrants. Mr. Toedtman’s spouse, Annette Toedtman, holds 20,000 shares of Common Stock. Mr. Toedtman has voting and dispositive power over shares held by Strategy Advisors, LLC which holds 332,870 shares and 440,204 shares underlying Warrants, and as such is the beneficial owner of 852,870 shares of Common Stock and 1,040,204 shares of Common Stock underlying the Warrants.

(3)	Mr. Ruddle directly holds 690,000 shares of Common Stock and 345,000 shares underlying a stock option that are exercisable within 60 days.

(4)	Mr. Klaube directly holds 250,000 shares of Common Stock and 400,000 shares of shares of Common Stock underlying Warrants. Mr. Klaube’s spouse, Linda Klaube, holds 50,000 shares of Common Stock. Mr. Klaube also holds 16,667 shares underlying a stock option that are exercisable within 60 days.

(5)	Mr. York directly holds 267,000 shares of Common Stock and 33,334 shares underlying a stock option that are exercisable within 60 days.

(6)	Mr. Bonderud directly holds 25,000 shares of Common Stock. Mr. Bonderud resigned from his position as a director on April 28, 2016.

(7)	Mr. Hulse directly holds 40,000 shares of Common Stock.

(8)	Burke Ross has voting and dispositive power over shares held by Adec Private Equity Investments LLC, which holds 1,316,000 shares of Common Stock and 653,501 shares of Common Stock underlying the Warrants.

(9)	Mr. Vieten directly holds 620,917 shares of Common Stock and 710,917 shares of Common Stock underlying the Warrants. Family members residing with Mr. Vieten hold 54,000 shares of Common Stock.

(10)	Markus L. Winkler has voting and dispositive power over shares held by Mark L. Winkler Enterprises LLC, which holds 1,037,693 shares of Common Stock and 629,617 shares of Common Stock underlying the Warrants.

(11)	Mr. Gelbfish directly holds 475,001 shares of Common Stock and 104,167 shares of Common Stock underlying the Warrants

(12)	Mr. Perlman directly holds 380,370 shares of Common Stock and 276,204 shares of Common Stock underlying Warrants.

(13)	Mr. Boyajian directly holds 690,000 shares of Common Stock.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Since inception, TurnPoint Medical Devices, Inc. has conducted transactions with directors and director related entities. These transactions included the following:

During the first 6 months in 2015, the Company paid $27,000 and $54,000, respectively, to an entity controlled by the chairman and the chief financial officer of the Company, for business and financial advisory (at $5,000 per month) and accounting services (at $4,000 per month). In addition, the Company paid that entity $9,000 for approximately 1,000 square feet of office space, at $1,500 per month. During the three months ended June 30, 2015, the Company also made the following payments for consulting services: (a) $35,000 to the Company’s designated chief executive officer, and (b) $12,500 to its president. Furthermore, in March 2015, the Company issued 100,000 restricted shares to a director.

During the year ended December 31, 2014, the Company paid $90,500, with an additional $9,500 payable at December 31, 2014, to the above entity controlled by the chairman and the chief financial officer of the Company, for business and financial advisory (at $5,000 per month) and accounting services (at $4,000 per month). In addition, the Company paid that entity $18,000 for approximately 1,000 square feet of office space, at $1,500 per month.

During the period from inception (August 23, 2013) to December 31, 2013, the Company issued 2,400,000 shares and 2,400,000 warrants (exercisable during five years at $1.75) to the founders, including the current chairman and chief financial officer, and an entity controlled by both. In addition, the Company paid $45,500 advisory fees and $10,500 rent for office space to that entity. At that time, the Company also issued 1,380,000 shares to the current president and a consultant who currently is the Company’s chief executive officer, for services performed.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of our common stock offered by this prospectus. For purposes of this section, the term registration statement means the original registration statement and any and all amendments including the schedules and exhibits to the original registration statement or any amendment. This prospectus, filed as part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits and schedules thereto as permitted by the rules and regulations of the SEC.

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For further information about us and our common stock, you should refer to the registration statement, including the exhibits. This prospectus summarizes provisions that we consider material of certain contracts and other documents to which we refer you. Because the summaries may not contain all of the information that you may find important, you should review the full text of those documents. The registration statement, including its exhibits and schedules, may be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference room by calling 1-800-SEC-0330. Copies of such materials are also available by mail from the Public Reference Branch of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549 at prescribed rates. In addition, the SEC maintains a website at (http://www.sec.gov) from which interested persons can electronically access the registration statement, including the exhibits and schedules to the registration statement.

TURNPOINT MEDICAL DEVICES, INC.

9,695,248 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is August ___, 2016

PART II   INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission Registration Fee	$1,814.05
Transfer Agent Fees*	$-
Accounting fees and expenses*	$35,000.00
Legal fees and expenses*	$70,000.00
Blue Sky fees and expenses*	$-
Total*	$106,814.05

* Estimated

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Item 14. Indemnification of Directors and Officers.

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the SEC indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

Item 15. Recent Sales of Unregistered Securities.

•	During the first quarter of 2016, the following sales of unregistered securities occurred: We received $812,801 for subscriptions for the Company’s equity (net of $6,500 of issuance costs) from 15 accredited investors, pursuant to which we issued 571,203 common shares.

•	In January 2016, the Board of Directors of the Company awarded incentive stock options to purchase 45,000 shares of the Company’s common stock, having an exercise price of $1.50 and expiring five years after grant, to an employee in managerial position, which options vest over three years. These options were valued at $23,037 (grant date fair value) utilizing a Black-Scholes valuation model with the following assumptions: Stock price and exercise price - $1.50; expected life – 2 to 4 years; volatility – 50%; dividends – none; risk-free rate – 1.0%. Compensation of $23,037 was recognized as expense during the quarter ended March 31, 2016.

•	On April 28, 2016, a director that had been granted 150,000 common shares in November 2015 for services to be performed resigned from the Company. The parties agreed to a reduction of 25,000 fully-vested common shares for the services performed.

During the time from March 31, 2016 until June 6, 2016, we received $1,156,582 for subscriptions for the Company’s equity, from 12 accredited investors, pursuant to which we issued 896,054 common shares and warrants to purchase 312,501 shares, exercisable during five years at $3.00 per share.

During 2015 the following sales of unregistered securities occurred:

•	We received $3,080,753 for subscriptions for the Company’s equity, from forty-two accredited investors, pursuant to which we issued 2,149,142 common shares;

•	We issued 290,000 common shares to three directors. During 2015, $86,520 was recognized as compensation due to vesting of the shares;

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•	We issued 50,000 warrants exercisable during five years at $3.00 to a service provider in settlement of the early termination of a consultancy agreement which called for payment of $3,000 per month in non-accountable expenses. These warrants were valued at $46,420 utilizing a Black-Scholes valuation model with the following assumptions: Stock price and exercise price - $1.50; expected life – 5 years; volatility – 96%; dividends – none; risk-free rate – 1.0%. Compensation of $46,420 was recognized as consulting expense during the quarter;

•

The Board of Directors of the Company awarded stock options to purchase shares of the Company’s common stock, as follows: 100,000 to a director, 50,000 to an officer, 25,000 to an employee, and 75,000 to a consultant. These options were valued at $129,368, of which amount $120,744 was recognized in 2015 as salary expense and board remuneration.

During 2014 the following sales of unregistered securities occurred:

•

The Board of Directors of the Company awarded the President of the Company incentive stock options to purchase 690,000 shares of the Company's common stock, which vest at 25% on the grant date, and 25% on each successive anniversary of that date. Compensation of $187,304 was recognized as salaries expense during the year ended December 31, 2014 and 187,305 was recognized during 2015 for the fully vested portions of the options, leaving $374,610 in unrecognized compensation;

•	We placed $375,000 in convertible debt, evidenced by 8% convertible notes, with nine accredited investors. In the process, we issued 375,000 warrants for the purchase of the Company’s common stock, exercisable at $3.00/share for five years. The notes matured December 31, 2014, and all were converted during the year, together with interest accrued thereon of $8,916, into 319,930 common shares and 319,930 five-year warrants exercisable at $3.00/share. We valued the intrinsic value of the beneficial conversion feature underlying the convertible debt at $7,984 and recorded to interest expense, and recognized amortization of the debt discount on the above 375,000 warrants in the amount of $38,675 during 2014;

•	We received $1,675,000 for subscriptions for the Company’s equity, from five accredited investors, pursuant to which we issued 1,479,095 common shares and warrants for the purchase of 841,666 shares, exercisable during 5 years at $3.00;

•	We issued 25,000 warrants to a service provider, exercisable for 5 years at $3.00. These warrants were valued at $11,401 utilizing a Black-Scholes valuation model with the following assumptions: Expected life – 5 years; volatility – 96%; dividends – none; risk-free rate – 1.0%.

During 2013 the following sales of unregistered securities occurred:

•	We received $50,000 from an investor against issuance of 131,579 common shares and warrants for the purchase of 131,579 shares, exercisable during 5 years at $1.75.

The Company claimed an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for these securities pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transaction did not involve a public offering, the Investors were “accredited investors” and/or qualified institutional buyers, the Investors had access to information about the Company and its investment, the Investors took the securities for investment and not resale, and we took appropriate measures to restrict the transfer of the securities.

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Item 16. Exhibits and Financial Statement Schedules.

Exhibit Number	Description
3.1	Certificate of Incorporation (1)
3.2	Amendment to Certificate of Incorporation (1)
3.3	By-Laws (1)
4.1	Form of Warrant (1)
4.2	Form of Subscription Agreement (1)
5.1	Opinion of Lucosky Brookman LLP regarding the legality of the securities being registered.*
10.1	Asset Purchase and Intellectual Property Assignment Agreement **
10.2	Development Agreement, dated October 29, 2014 (effective March 28, 2014), by and between Point Medical, Inc. and Leveraged Developments LLC **
10.3	Research and Development Agreement, dated October 29, 2014, by and between Point Medical, Inc. and Leveraged Developments LLC **
10.4	Amendment No. 1 to Development Agreement and Research and Development Agreement, each dated October 29, 2014, by and between Point Medical, Inc. and Leveraged Developments LLC **
10.5	Assignment and Assumption, Consent and Modification Agreement, dated as of February 24, 2015, by and among Leveraged Developments LLC, TurnPoint Medical Devices, Inc. and Mack Molding Company (2) **
10.6	Manufacturing Agreement, dated December 6, 2012, by and between Mack Molding Company ("Mack") and Leveraged Developments LLC ("LD"); **
10.7	Loan and Security Agreement, dated December 1, 2012, by and between Mack and LD, **
10.8	Promissory Note, dated December 1, 2012, made by LD in favor of Mack, with original principal balance of $600,000. **
10.9	Employment Agreement with John R. Toedtman, dated November 10, 2015 **
10.10	Employment Agreement with Joerg H. Klaube, dated July 1, 2015 **
10.11	Employment Agreement with Jerry C. Ruddle, dated December 15, 2014 **
23.1	Consent of Rosenberg Rich Baker Berman & Co. **
23.2	Consent of Counsel (included in Exhibit 5.1, hereto)*

(1)	Filed with the Securities and Exchange Commission on November 10, 2015 as an exhibit to the Company’s registration statement on Form S-1, which exhibit is incorporated herein by reference.

*To be filed by amendment

**Filed herewith

Item 17. Undertakings.

(A) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.    To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.   To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(4) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(5) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That in a primary offering of securities of the undersigned registrant pursuant to this registration statement regardless of the underwriting method used to see the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§ 230.424);

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized in the State of Delaware, on August 11, 2016.

TURNPOINT MEDICAL DEVICES, INC.

By:	/s/ John Toedtman
John Toedtman
Chief Executive Officer and Chairman of the Board (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement on Form S-1 has been signed by the following persons in the capacities indicated on August 11, 2016.

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Signature	Title

/s/ John R. Toedtman	Chief Executive Officer (Principal Executive Officer)
John R. Toedtman	and Chairman of the Board of Directors

/s/ Joerg Klaube	Chief Financial Officer (Principal Financial Officer), Controller and Principal Accounting Officer
Joerg Klaube

/s/ Christopher J. York	Director
Christopher J. York

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